UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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Extra Space Storage Inc.

(Name of Registrant as Specified In Its Charter)

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ExtraSpace Storage

2025 PROXY STATEMENT

2035
2034
2033
2032
2031
2030
2029
2028
2027
2026
2024
2023
2022
2021
2020
2019

BUILDING OUR LEGACY 2025

April 1, 2025
Dear Fellow Stockholder:

On behalf of the board of directors and officers of Extra Space Storage Inc., we are pleased to invite you to the 2025 Annual Meeting of Stockholders of Extra Space Storage Inc., which will be held virtually on May 21, 2025 at 2:00 p.m. Mountain Time.
In August 2024, Extra Space Storage celebrated twenty years since our Company’s initial public offering. At IPO, we had 136 properties and have since grown a highly diversified portfolio of over 4,000 properties in 42 states and the District of Columbia. In these twenty years, we have achieved many milestones, including:
•Acquiring Storage USA, SmartStop, and Life Storage,
•Growing our industry-leading third-party management and bridge lending programs,
•Gaining inclusion in the S&P 500 index,
•Earning investment grade ratings by S&P and Moody’s,
•Receiving recognition from many different organizations for being one of the best places to work, environmental stewardship, and values and culture, and
•Developing and refining industry-leading proprietary pricing, management, and operational technology and systems.
These and other successes have led to our proudest accomplishment, a 20-year total return for our shareholders of 2,437%. Our performance ranks first among our storage peers over this period and third among all publicly traded REITs.
2024 was marked by continued consolidation of the storage industry. Demand normalized, and much of the abundant supply of new properties that were delivered during the COVID demand boom has been absorbed. Despite the headwinds of normalizing demand and new supply, our team and systems delivered positive revenue growth in both our legacy Extra Space and our newly acquired Life Storage same-store pools, and we were the only storage company with positive FFO growth in the year. Although modest by historical levels, our performance led our publicly traded storage peers in revenue, net operating income, and FFO growth.
We also deployed significant capital in 2024, which will benefit our shareholders in the years to come. In a challenging environment for acquisition opportunities, we invested on our own and with joint venture partners over $900 million, frequently using creative structures to produce accretive transactions. Our third-party management program expanded by 238 net new properties in 2024, as owners sought the operational excellence provided by our platform, teams, and systems. 2024 was our largest single growth year in third-party management outside of the Life Storage merger and further expands our fastest growing and most profitable management program in the industry, which now totals over 1,500 managed properties. Furthermore, our bridge loan program has been highly successful, and we have now originated more than $2.4 billion in loans cumulatively.
Additionally, we rebranded all Life Storage locations to Extra Space, shifting to a single, unified brand. This decision came after a nearly yearlong evaluation, where the strength of the Extra Space brand outweighed any potential benefits to having multiple brands. It was a clear indication of our brand value and we look forward to the marketing advantages this will bring to our company.
We remain committed to innovating and improving the way we operate our business. Our company, and our industry, have come a long way in the past few decades, and there are still so many exciting opportunities ahead of us. Through all the growth, we have maintained our company culture and values that have led our success, and we are focused on upholding integrity with shareholders, partners, customers, and team members. We are proud of what we have built as a company, and we look forward to continuing to build our legacy for years to come.

This year we are again furnishing proxy materials and voting instructions to our stockholders through mail and over the Internet, as allowed by the Securities and Exchange Commission. On or about April 1, 2025, we intend to provide access to our digital proxy materials and to mail the Notice Regarding the Availability of Proxy Materials. Some stockholders may, if they have previously requested, receive paper copies by mail. We believe that this notice and access process expedites stockholders' receipt of proxy materials, while lowering costs of delivery and reducing the environmental impact of our annual meeting.
    Your vote is important. Even if you plan to attend the meeting virtually, we urge you to vote your shares electronically through the internet or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement according to the instructions.
Thank you for your continued support, interest and investment in Extra Space Storage Inc.
Warmest regards,

Kenneth M. Woolley,	Joseph D. Margolis,
Chairman	Chief Executive Officer

PROXY SUMMARY

The following is a summary that highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider, and you are urged to read the entire proxy statement carefully before voting.
Meeting Information

Date and Time:	Virtual Location:
This summary highlights information that should assist you in ensuring that your vote at the annual meeting is counted. We intend to mail proxy materials to a majority of our stockholders and provide access to our proxy materials over the internet on or about April 1, 2025. The notice also provides instructions on how you can request a paper copy of these documents if you desire and how you can enroll in e-delivery. If you received your annual meeting materials via email, the email contains voting instructions and links to our annual report and proxy statement on the internet.

Thursday, May 21, 2025, at 2:00 p.m., MT	www.virtualshareholdermeeting.com/EXR2025

VIRTUAL MEETING	INTERNET	MAIL

The Annual Meeting will be a virtual meeting of stockholders, conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/EXR2025. You also will be able to vote your shares electronically at the Annual Meeting. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card.

You may vote your shares through the internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day until 11:59 p.m. ET on the day before the annual meeting. If you vote through the internet, you should not return your proxy card.
If you choose to vote by mail, simply complete the accompanying proxy card, date and sign it, and return it in the postage-paid envelope provided.

Proposals & Voting Recommendations

Extra Space Storage	1

2024 Business Highlights
During 2024, we were the only publically traded self-storage REIT that delivered positive FFO growth, which was driven by our accretive storage investments, expense control, profitable joint ventures and third party management and an optimized balance sheet.

Sustainability
At Extra Space, we believe that part of doing well is acting as good corporate citizens and running a company that is built to last. With a focus on the future, we plan to benefit our stockholders today and over the long term. We do so by taking care of our customers, our employees, and our real estate holdings and by reducing our overall impact on the environment. We believe that our environmental, social and governance initiatives are consistent with our obligation to maximize stockholder value. In an effort to communicate better with our stockholders and be transparent about our sustainability practices, the Company has published a sustainability report, which can be found at https://ir.extraspace.com/sustainability.
Environmental
As a public real estate investment trust ("REIT") and owner and manager of real estate, we are not only stewards of our stockholders’ capital, but also of the environment. As stewards, we seek to reduce our carbon impact, with positive returns on initiatives. We do this through energy-saving initiatives such as installing solar panels, installing motion activated systems to turn lights on and off automatically, replacing older fixtures with modern energy-saving fixtures and bulbs, and retrofitting HVAC to higher efficiency systems. We also sell products made with recycled materials.

Environmental highlights for 2024 include the following:

•Highly rated by the Global Real Estate Sustainability Benchmark (GRESB), with an "A" public disclosure score
•Completed solar installation projects at 128 of our stores, investing $30.1 million
•Over 800 REIT owned stores have solar panel systems
•Completed LED lighting retrofit projects at 332 of our stores, investing $3.3 million
•Invested $12.9 million in HVAC retrofits to higher efficiency heating and cooling systems

2	Extra Space Storage

Social Responsibility
Our greatest asset is our people. We strongly believe in training and retaining talented employees from all backgrounds and having management at all levels engage with our employees, our customers, our board and other stakeholders. At Extra Space, we believe that as we take care of our employees, they will take care of our customers and our facilities. We do so by focusing on employee engagement, inclusion, safety and wellness.

Social highlights for 2024 include the following:
•Chosen as one of U.S. News Best Companies to Work for, 2024
•Sponsored paid volunteer hours by our employees, benefiting both local and national nonprofit organizations
•Named as one of Time Magazine's "Best Midsize Company" and "World's Best Companies"
•Named by Newsweek on their "Greatest Workplaces and Best Workplace for Mental Wellbeing" lists
•Continued investing in training, development and career planning programs for employees that enables Extra Space to attract and retain top talent
•Focused on embedding our company values--Integrity, Excellence, Innovation, Teamwork and Passion-in all our programs and ensure they guide the way we work, interact with customers and behave in communities
•Expanded participation in our Employee Resource Groups and focused on providing career planning resources and community-based mentorships
•Awarded "There's Space for Everyone" scholarships to eight college students
•Ranked on Forbes "Most Trusted Companies in America" list
•Published EEO-1 data regarding employee demographics
Governance
We are committed to strong corporate governance to promote the long-term interests of our stockholders, strengthen management accountability and help maintain public trust in Extra Space. We encourage open communication and positive working relationships among the members of our board. Our directors have access to, and regularly meet with, senior management and other employees. We actively seek input from our stockholders through our stockholder engagement programs and regular meetings with management. The Corporate Governance section below describes our governance framework which includes the following highlights:

• Independent Lead Director and Independent Director-led Audit, Compensation, and Nominating, Governance & Corporate Responsibility Committees	• Code of Business Conduct & Ethics (signed by all directors, officers and employees)
• Separate Chairman and Chief Executive Officer	• Whistleblowing and whistleblower protection policy
• Nine out of Ten directors are independent	• Annual evaluations of our board and committees
• Policy on recoupment of incentive compensation (claw-back policy)	• Annual election of all directors and majority voting in uncontested elections
• Double-trigger provisions in the event of change in control	• Stockholder ability to amend bylaws
• Regular succession planning and strong mentoring culture	• Proxy access provision in bylaws
• No employment agreements with officers	• Data protection and privacy policy
• No stockholder rights plan (poison pill)	• Annual advisory vote to approve executive compensation
• Quarterly and annual review of enterprise risk management plan and performance	• Prohibition against hedging and stringent limitations on pledging for officers and directors
• Robust director and executive officer stock ownership guidelines	• Policy on political and charitable contributions publicly available on website
• Regular risk oversight and mitigation review, including cybersecurity

Extra Space Storage	3

Board Expertise and Composition
We are asking stockholders to elect ten directors to serve for a one-year term that will expire at the Company’s 2026 annual meeting. Each director nominee is elected annually by the affirmative vote of at least a majority of the stockholders present in person or represented by proxy and entitled to vote for the election of directors.
Our director nominees bring a balance of experience and perspective. We believe that our board’s expertise allows the board to effectively oversee management to ensure that the interests of the board of directors and management align with the interests of our stockholders.

	Kenneth M. Woolley	Joseph D. Margolis	Mark G. Barberio	Joseph J. Bonner	Gary L. Crittenden	Susan Harnett	Spencer F. Kirk	Diane Olmstead	Joseph V. Saffire	Julia Vander Ploeg
Skills and Experience
Real Estate Expert	X	X	X	X			X	X	X
REIT/Storage Industry Expert	X	X	X	X			X	X	X
Financial Literacy	X	X	X	X	X	X	X	X	X	X
M&A and Capital Markets	X	X	X	X	X		X	X	X
Technology Expertise, including cyber security					X	X	X			X
Operational Strategy Development	X	X	X	X	X	X	X	X	X	X
Corporate Governance & Compensation	X	X	X	X	X	X	X	X		X
Public Company Executive Experience	X	X	X		X		X	X	X	X
Public Company Board Experience (1)	X	X	X		X	X	X		X	X
Financial, Accounting and/or Tax Expertise	X	X	X		X			X	X
Human Capital Management	X	X					X			X
Risk Management	X	X	X	X	X	X	X	X	X	X
Tenure and Independence
Age	78	64	62	69	71	68	63	72	55	55
Tenure	20	9	2	6	5	2	20	12	2	4
Independence	X		X	X	X	X	X	X	X	X
Gender
Male	X	X	X	X	X		X		X
Female						X		X		X
Ethnicity
African American/Black				X
Middle Eastern/North African									X
White	X	X	X		X	X	X	X		X
(1)    Excluding Extra Space Storage Inc.
All our directors have risk management experience and are financially literate. In addition to the diversity of our directors' skills sets set forth above, our nominees for director come from a wide range of backgrounds and experience, including manufacturing, real estate, technology, financial services, and government, which we believe allows our board of directors to better serve our stockholders, customers and employees.

4	Extra Space Storage

INDEPENDENCE

1
9
Independent Directors
Non-Independent Directors

AGE

2
3
5
50's
60's
70's

TENURE

3
4
3
0-3 Years
4-6 Years
7+ Years

Executive Compensation Highlights
We are requesting your non-binding vote to approve the compensation of our named executive officers (“NEOs”) as described in the "Executive Compensation" section of this proxy statement. The goals for our executive compensation program are to (i) attract, retain and motivate effective executive officers, (ii) align the interests of our executive officers with the interests of the Company and our stockholders and (iii) align market competitive compensation with our short-term and long-term performance. At the Company’s 2024 Annual Meeting of Stockholders, an advisory vote was held to approve executive compensation, thereby affording stockholders the opportunity to cast a vote on the compensation programs for our named executive officers. The result of this vote indicated 97% approval of the compensation paid to our named executive officers.
Executive Compensation
We believe that our 2024 executive compensation was aligned with the Company's strong performance during a strong year. The following is a summary of the key components of the 2024 compensation program for our NEOs. The majority of compensation of our NEOs is performance related to ensure that our executive officers are closely aligned with maximizing stockholder value, as reflected in the charts below. Ninety-three percent of our CEO’s compensation and 86% of our other NEOs’ compensation is variable depending on meeting or exceeding certain goals or targets or based on total shareholder return of the Company.

Extra Space Storage	5

INFORMATION ABOUT THE
BOARD OF DIRECTORS AND ITS COMMITTEES
Nominees for Directors

KENNETH M. WOOLLEY AGE: 78 NON-EXECUTIVE CHAIRMAN OF THE BOARD	JOSEPH D. MARGOLIS AGE: 64 CEO AND DIRECTOR
Experience:
Kenneth M. Woolley is the founder of our Company, served as our Executive Chairman and CEO from our formation through March 2009, and Chief Investment Officer from July 2012 to July 2013. Since July 2012, Mr. Woolley has served as Executive Chairman (July 2012 - May 2018) and Chairman (May 2018 - present) of the board of directors. Mr. Woolley resigned from his position as Chairman and CEO of the Company effective April 1, 2009, to serve a voluntary three-year mission for his church, during which time he remained a director. Mr. Woolley has been involved in the self-storage industry since 1977. He has been directly responsible for developing over 185 properties and acquiring over 800 self-storage properties throughout the United States. Early in his career he was a management consultant with the Boston Consulting Group. From 1979 to 1998, he was an Associate Professor and later an Adjunct Associate Professor of Business Administration at Brigham Young University, where he taught undergraduate and M.B.A. classes in Corporate Strategy and Real Estate. Mr. Woolley has also developed more than 17,000 apartment units through his Las Vegas entity, Nevada West Partners. He is also a partner in New York based Gaia Real Estate, which owns 3,000 apartment units. He has also founded several companies in the retail, electronics, food manufacturing and natural resources industries. Mr. Woolley holds a B.A. in physics from Brigham Young University and an M.B.A. and Ph.D. in business administration from the Stanford Graduate School of Business. Mr. Woolley has been a member of our board of directors since August 2004.
Qualifications:
Mr. Woolley was selected to serve as Chairman based on his experience and knowledge of our Company and his extensive experience in the real estate and self-storage industry.

Experience:
Joseph D. Margolis has served as our Chief Executive Officer since January 1, 2017. Previously, he served as our Executive Vice President and Chief Investment Officer from July 2015 until December 31, 2016. From 2011 until July 2015, he also was Senior Managing Director and Partner at Penzance Properties, a vertically integrated owner, operator and developer of office and other properties in the Washington, D.C. metro area. Previously, Mr. Margolis was a co-founding partner of Arsenal Real Estate Funds, a private real estate investment management firm, from 2004 through 2011. Before forming Arsenal in 2004, Mr. Margolis held senior positions from 1992 to 2004 at Prudential Real Estate Investors in portfolio management, capital markets and as General Counsel. Before that, Mr. Margolis worked for The Prudential Insurance Company of America as in-house real estate counsel from 1988 through 1992, and as a real estate associate at the law firm of Nutter, McClennen & Fish from 1986 through 1988. Mr. Margolis currently serves as a director for Invitation Homes, a publicly traded REIT. Mr. Margolis is a graduate of Harvard College and Columbia University School of Law. Mr. Margolis served as a member of our board of directors from February 2005 until July 2015 and rejoined our board on May 18, 2017 after his appointment as Chief Executive Officer.
Qualifications:
Mr. Margolis was selected to serve as a member on our board based on his knowledge of our Company and his extensive finance and real estate experience.

6	Extra Space Storage

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

MARK G. BARBERIO AGE: 62 LEAD INDEPENDENT DIRECTOR COMMITTEES: Audit, Nominating, Governance & Corporate Responsibility	JOSEPH J. BONNER AGE: 69 DIRECTOR COMMITTEES: Compensation, Nominating, Governance & Corporate Responsibility
Experience:
Mark G. Barberio has served as a Principal at Markapital, LLC, a business and M&A consulting firm, since 2013. From 2009-2013, Mr. Barberio served as the Co-Chief Executive Officer of Mark IV, LLC, a global diversified manufacturing company. Mr. Barberio also served as the Chief Financial Officer of Mark IV, LLC from 2004-2013. Mr. Barberio served as the Non-executive Chair of Life Storage, Inc. from 2015 until its acquisition by the Company in 2023. He currently serves as a director of Gibraltar Industries, Inc. He is a trustee serving on the board of Rochester Institute of Technology. Mr. Barberio is a member of National Association of Corporate Directors ("NACD"). Mr. Barberio previously served as the Non-executive Chair of Endo International plc and as a director of Exide Technologies and Paragon Offshore Limited. Mr. Barberio holds a B.S. in Business-accounting from Rochester Institute of Technology, and an M.B.A. from the State University of New York at Buffalo. Mr. Barberio has been a member of our board of directors since July 2023.
Qualifications:
Mr. Barberio was selected to serve as a member of our board based on his experience with finance and capital markets as well as his years of leadership experience on several major public company boards.

Experience:
Joseph J. Bonner is the President & CEO of Solana Beach Capital LLC, where he is responsible for advising Owner/Operator/Developer clients on finding solutions for their real estate capital needs. He was previously the Chief Investment Officer of the UAE based company Mubadala Pramerica Real Estate Investors from 2010 to 2014. Mr. Bonner was responsible for executing the investment strategy of the company regionally as well as globally.  From 1989 to 2010, Mr. Bonner held senior positions at Prudential Real Estate Investors in asset management and transactions where he was responsible for all real estate acquisitions in the Mid-Atlantic and Northeast Regions of the United States and the Eastern and Mid-Western Regions of Canada. From 1981 to 1987, Mr. Bonner was a senior engineer at Exxon Chemical Company, responsible for providing project management service to Exxon’s worldwide affiliates. Prior to joining Exxon, Mr. Bonner served as a Project Manager for IBM, where he was responsible for the design and construction of corporate office facilities. Mr. Bonner served as a Director at USAA Real Estate Company through June 2018. He is currently an Independent Director for three mutual funds managed by The Capital Group. Mr. Bonner is a member of the NACD. Mr. Bonner holds a B.A. in architecture from The Cooper Union, an M.S. in civil engineering from MIT, and an M.B.A. from Harvard University. Mr. Bonner has been a member of our board of directors since May 2019.
Qualifications:
Mr. Bonner was selected to serve as a member on our board based on his extensive experience in real estate investing, global capital markets, acquisitions and finance.

2025 Proxy Statement	7

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

GARY L. CRITTENDEN AGE: 71 DIRECTOR COMMITTEES: Audit (Chair), Compensation	SUSAN HARNETT AGE: 68 DIRECTOR COMMITTEES: Compensation, Nominating, Governance & Corporate Responsibility
Experience:
Gary L. Crittenden is a private investor and since January 2017 has served as an Executive Director at HGGC, LLC, a private equity firm. Mr. Crittenden previously served as the Chairman and Managing Partner of HGGC, LLC from December 2013 to December 2016, as its Chief Executive Officer from April 2012 to December 2013, and as its Managing Partner from 2009 to April 2012. Mr. Crittenden previously served as chairman of Citi Holdings, and as Chief Financial Officer at Citigroup, American Express Company, Monsanto, Sears Roebuck, Melville Corporation, and Filene’s Basement. Mr. Crittenden is a director of Primerica, Inc. and Zions Bancorporation. Mr. Crittenden holds a B.S. in Management from Brigham Young University, and an M.B.A. from the Harvard Business School. Mr. Crittenden has been a member of our board of directors since February 2020.
Qualifications:
Mr. Crittenden was selected to serve as a member of our board and as our Audit Committee chair based on his public company operating experience, financial and accounting expertise and his leadership experience within large enterprises.

Experience:
Susan Harnett has served as a mentor to digital startups at the FinTech Innovation Lab since 2015. Ms. Harnett is a founding limited partner of How Women Invest. Previously, Ms. Harnett served as the Chief Operating Officer (North America) with QBE Insurance Group from 2012-2015. Ms. Harnett is a director of OFG Bancorp, GoalSetter, and Sphere 3D. Ms. Harnett previously served as a director of Life Storage, Inc., Wellabe Insurance and First Niagara Financial Group. Ms. Harnett is a Certified Director with the NACD and a DCRO Qualified Risk Director. Ms. Harnett holds an M.B.A. from Northwestern University and a Bachelor of Arts degree from Marquette University. Ms. Harnett has been a member of our board of directors since July 2023.
Qualifications:
Ms. Harnett was selected to serve as a member of our board based on her depth of experience with corporate finance and corporate governance as well as her years of experience working with various boards of publicly traded and private companies.

8	Extra Space Storage

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

SPENCER F. KIRK AGE: 63 DIRECTOR	DIANE OLMSTEAD AGE: 72 DIRECTOR COMMITTEES: Nominating, Governance & Corporate Responsibility (Chair), Audit
Experience:
Spencer F. Kirk served as the Company’s CEO from April 1, 2009 until his retirement on December 31, 2016. In addition, he has served as a director of the Company since its initial public offering in 2004, serving as the Company’s Chairman from April 1, 2009 until July 1, 2012. Previously, Mr. Kirk served as the Company’s President from September 2007 to April 2009 and as an Executive Vice President of the Company’s predecessor from 1998 to 2004. Mr. Kirk is the Company’s largest private individual stockholder. In addition to his contributions to the Company, Mr. Kirk founded Kirk Humanitarian with his wife, Kristen, in 2002, with the mission of improving global maternal health and birth outcomes. He currently serves full-time as Managing Director and, through his leadership, the family foundation has purchased and donated more than 6.6 billion UNIMMAP MMS prenatal vitamin doses to pregnant women in low-and middle-income countries worldwide. Before his involvement with the Company, Mr. Kirk co-founded Megahertz Corporation in 1985, which became the leading manufacturer of modems for laptop computers in the world. With Mr. Kirk serving as Chairman and CEO, Megahertz grew from a basement operation to the leading supplier of solution-oriented mobile data communications products. Megahertz went public in 1993 and in 1995 was acquired by US Robotics, which was later acquired by 3Com Corporation. Mr. Kirk holds a B.A. in finance and an M.B.A. from the University of Utah. Mr. Kirk has been a member of our board of directors since August 2004.
Qualifications:
Mr. Kirk was selected to serve as a member of our board based on his knowledge of our Company and the self-storage industry and his extensive experience in the management of public companies.

Experience:
Diane Olmstead has served as the Managing Director at Fillmore Capital Partners (FCP) since May 2018. She is a senior advisor on corporate and investment strategy and capital formation for FCP and its five owned real estate and health care operating companies; serving on the Board of Scioto (a health care company in which FCP has a majority control), and strategy development. Prior to FCP, Ms. Olmstead was Chief Investment Officer at Bridge Housing Corporation; prior to Bridge, Ms. Olmstead was the founder and Co-CEO of W3 Partners from 2009 to 2016, and a principal to CIM Group from 2005 to 2009. Ms. Olmstead opened their San Francisco office where she headed acquisitions and development in Northern California and the Pacific Northwest and was a voting member of the investment committee. Prior to CIM Group, from 2000 to 2005, Ms. Olmstead was an Executive VP of iStar and responsible for all activities in iStar’s Western Region, including origination of structured finance transactions and acquisitions of triple net leases. From 1983 to 2000, Ms. Olmstead worked in positions of asset management, lending, acquisitions and equity raising with Arthur Andersen LLP, USF&G Corporation, Cigna Corporation and Aetna, Inc. Ms. Olmstead received an M.B.A. from Pepperdine University. Ms. Olmstead serves as a Planning Commissioner for Sonoma County, District 1. She serves on the boards of Scioto and Mercy Housing, and is a member of the Policy Advisory Board of the Fisher Center for Real Estate and Urban Development (UC Berkeley), NAREIT, Women Corporate Directors (WCD) and NACD. Ms. Olmstead has been a member of our board of directors since December 2013.
Qualifications:
Ms. Olmstead was selected to serve as a member of our board and as our Nominating, Governance and Corporate Responsibility Committee chair based on her experience in real estate investing, acquisitions and corporate finance and her public company operating experience.

2025 Proxy Statement	9

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

JOSEPH V. SAFFIRE AGE: 55 DIRECTOR	JULIA VANDER PLOEG AGE: 55 DIRECTOR COMMITTEES: Compensation (Chair), Audit
Experience:
Joseph V. Saffire served as the Chief Executive Officer for Life Storage, Inc. from March 2019 through July 2023. Mr. Saffire previously served as the Chief Investment Officer of Life Storage, Inc. Prior to joining Life Storage, Inc., Mr. Saffire served as the Executive Vice President and Head of Commercial Banking for First Niagara Bank. Mr. Saffire also served as the Executive Vice President and Head of Global Banking for Europe, the Middle East and Africa for Wells Fargo Bank from 2012 to 2014 and the Chief Operating Officer and Head of International Corporate and Commercial Banking in Germany for HSBC Bank from 2010 to 2012. Mr. Saffire previously served as a Director of Life Storage, Inc. and currently sits on the board of Broadstone Net Lease Inc. Mr. Saffire received an M.B.A. from the University at Buffalo and a Bachelors of Science degree in Finance from Boston College. Mr. Saffire has been a member of our board of directors since July 2023.
Qualifications:
Mr. Saffire was selected to serve as a member of our board based on his deep self-storage operational strategy experience as well as his years of public company executive experience, including experience with investor relations.

Experience:
Julia Vander Ploeg has over 25 years of experience leading digital, e-commerce and technology operations for complex global businesses across diverse industries, including hospitality, automotive, entertainment, and retail. Ms. Vander Ploeg brings experience to our board in capital allocation, innovation, AI, data monetization and customer experience, as well as risk management, ranging from operations to cyber security. Ms. Vander Ploeg is an Adjunct Professor of Executive Education at the Kellogg School of Management at Northwestern University, and a Senior Advisor to McKinsey & Company. Ms. Vander Ploeg previously served as Senior Vice President and Global Head of Digital for Hyatt Hotels Corporation from 2018 to July 2022, where she led all e-commerce, digital and IT to advance Hyatt’s guest experience across 1,200 hotels in 75 countries. Ms. Vander Ploeg also served as Vice President of Digital and Business Transformation for Volvo Car Group from 2017 through 2018, and as U.S. Vice President of Digital for McDonald’s Corporation from 2014 through 2017. Ms. Vander Ploeg currently sits on the supervisory board of Ahold Delhaize (Netherlands) and serves as a director for Neighborly Inc. Ms. Vander Ploeg previously served as a director on the Board of Radio Systems Corporation. Ms. Vander Ploeg received an M.B.A. from Northwestern University and a Bachelor of Arts degree in Marketing from Michigan State University. Ms. Vander Ploeg is certified by the NACD in Cyber-Risk Oversight. Ms. Vander Ploeg has been a member of our board since November 2020.
Qualifications:
Ms. Vander Ploeg was selected to serve as a member of our board and as our Compensation Committee chair based on her experience with digital marketing, e-commerce, technology, and cyber security.

10	Extra Space Storage

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Overview
The board of directors believes that the purpose of good corporate governance is to ensure that the board of directors is independent from management, adequately oversees management, and ensures that the interests of management and the board of directors align with the interests of our stockholders in order to maximize stockholder value in a manner consistent with all applicable legal requirements. The Company is committed to strong corporate governance that promotes the long-term interests of its stockholders, strengthens management accountability, and helps maintain public trust in the Company. Consequently, we have adopted corporate governance guidelines, which are available at www.extraspace.com under Company Info—Investor Relations—Corporate Governance.

2024
NAME	TITLE	2025 Nominee	Director	Independent	Audit Committee	Compensation Committee	Nom., Gov. & Corp. Resp. Committee
Kenneth M. Woolley	Chairman	X	X	X
Joseph D. Margolis	Director and CEO	X	X
Mark G. Barberio	Lead Independent Director	X	X	X	X		X
Joseph J. Bonner	Director	X	X	X		X	X
Gary L. Crittenden	Director	X	X	X	C	X
Susan Harnett	Director	X	X	X		X	X
Spencer F. Kirk	Director	X	X	X
Diane Olmstead	Director	X	X	X	X		C
Joseph V. Saffire	Director	X	X	X
Julia Vander Ploeg	Director	X	X	X	X	C
C - Committee Chair
Director Independence
We require that a majority of the board of directors, and all members of the Audit Committee, the Compensation Committee and the Nominating, Governance and Corporate Responsibility Committee, be independent in accordance with the New York Stock Exchange (“NYSE”) rules. In order to determine whether a director is independent, the board of directors affirmatively determines that there is no direct or indirect material relationship between the Company and the director. If all ten of the nominated directors in 2025 are elected, the board of directors has determined that nine of ten directors will be independent. The board reached this determination after considering all relevant facts and circumstances, responses to director questionnaires and considering transactions and relationships, if any, between us, our affiliates, our executive officers and their affiliates, and each of the directors and applicable affiliates. The board also determined that all members of the Audit Committee, the Compensation Committee and the Nominating, Governance and Corporate Responsibility Committee are independent in accordance with NYSE and Securities and Exchange Commission ("SEC") rules.
Nomination of Directors
Nominees for director are selected by the Nominating, Governance and Corporate Responsibility Committee. The board of directors has developed criteria that are designed to describe the qualities and characteristics desirable for the board of directors as a whole. The Nominating, Governance and Corporate Responsibility Committee aims to identify nominees who will contribute to the range of attributes, skills, experiences, backgrounds, and perspectives, with a view to identify nominees that can assist the board of directors with its decision making. The Nominating, Governance and Corporate Responsibility Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; (ii) diversity of perspectives, backgrounds, experiences and other perspectives; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the board of directors will build a board that is active, collegial and responsive to the needs of the Company. In addition, the Nominating, Governance and Corporate Responsibility Committee aims for the pool of candidates that the committee considers to incorporate qualified individuals from a variety of backgrounds, including demographic backgrounds.
The criteria and the effectiveness of our nomination policies are reviewed annually by the Nominating, Governance and Corporate Responsibility Committee and the board of directors. In general, they require that each director or nominee:
•    possesses a high level of personal and professional ethics;
•    has sound business judgment and integrity;
•    has financial literacy or other business or professional experience relevant to understanding our business;
•    has experience with businesses and other organizations of comparable size and complexity;

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
•    has the ability to think and act independently; and
•    has demonstrated the capacity to work constructively with others.
The Nominating, Governance and Corporate Responsibility Committee will consider nominees recommended by stockholders. Stockholder recommendations of directors must be made in writing and include the candidate's written consent to be nominated and sufficient background information on the candidate to enable the committee to assess his or her qualifications. Stockholder recommendations should be addressed to our Corporate Secretary at the following address:
Extra Space Storage Inc.
Attn: Corporate Secretary
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
Recommendations received from stockholders will be considered and processed subject to the same criteria as candidates nominated by the Nominating, Governance and Corporate Responsibility Committee, as discussed above.
Board Orientation and Education
Each new director participates in a rigorous orientation program wherein such director meets members of our senior management, and attends presentations concerning the Company’s core disciplines, including marketing, sales, revenue management, investments, security and risk mitigation.
In addition to new director orientation, our directors regularly participate in continuing education to maintain the skills necessary to perform their duties and responsibilities and to keep abreast of industry trends, legal and regulatory developments and corporate governance practices. These include various presentations by outside advisors and consultants at board meetings and retreats, regular discussions with management and the opportunity to attend various external board education programs and membership in the NACD.
Communications with the Board and its Committees
Any stockholder or other interested party may communicate with the board of directors, the independent board members, any of the committees of the board of directors, or one or more of its individual members, by directing correspondence to any such individual or group of individuals in care of the Corporate Secretary, Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121 or by referring to the “Stockholder Communication Policy” at www.extraspace.com under Company Info—Investor Relations—Corporate Governance.
Board Evaluations
Each year the board conducts a self-evaluation. These evaluations have included a written survey completed by each director, an interview process in which the Lead Independent Director talks to each director individually regarding his or her view of how the board overall and each of our directors is performing, and utilizing an independent consultant to interview each director individually to gather information on the functionality of the board, its committees and its directors. In 2024, the board engaged an independent consultant to evaluate the board, its directors and its governance policies. Generally, the evaluations address issues such as whether there are additional items that should be added to agendas, whether management is providing the board with the information it needs to effectively review the Company’s performance and risks, whether meetings feature a healthy level of debate and participation, whether the composition of the board is appropriate, feedback on individual directors, whether the board is adequately monitoring the Company’s strategic direction, and the performance and development of management. This feedback is then discussed in the Nominating, Governance and Corporate Responsibility Committee, which takes the feedback into consideration in its ongoing evaluation of potential new director candidates when recommending a slate of nominees for election to the board at each annual meeting of the stockholders. In addition, the evaluations are discussed in depth at an executive session of the board.
In addition, each of the board’s committees annually conducts a review of its charter and a self-assessment of the performance of committee duties under its charter over the previous year. The review generally includes:
a.the role of the committee within Extra Space,
b.the committee’s structure, function and risk management role,
c.the committee’s charter and fulfillment of delegated responsibilities, and
d.the committee’s follow-through.
During 2024, the board and its committees reviewed the committee charters to ensure that the charters clearly state the purposes and responsibilities of each committee.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Board Service Limitations
The Company expects our directors to have enough time to dedicate to their role as a director to ensure appropriate oversight of the Company. As a result, our Nominating, Governance and Corporate Responsibility Committee has adopted a policy limiting the board service of our directors as follows:
•executive directors may serve on no more than one board in addition to the Company board; and
•non-executive directors may serve on no more than three boards in addition to the Company board.
When determining the number of boards on which a director serves, the Company does not include private company boards, subsidiary boards for which a director already serves as either an officer or director, or charitable organizations, trade associations or other similar organizations.
Stockholder Rights and Accountability
•Our board is not classified, and each of our directors is subject to annual reelection, except for board actions to fill vacancies arising between stockholder elections. Our Corporate Governance Guidelines prohibit a classified board as well as staggered terms.
•Stockholders holding a majority of outstanding shares have the right to call special meetings.
•Stockholders holding a majority of outstanding shares have the right to amend, alter or repeal our Bylaws, or adopt new Bylaws.
•Stockholders possess the right to nominate candidates to the Board through the proxy access provisions of our Bylaws.
•Stockholders may act by written consent.
•We do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without stockholder approval.
•We actively engage with our stockholders, seek input, address questions and concerns, and provide perspective on Company policies and practices through our direct outreach to investors, our annual meetings of stockholders and regular detailed investor presentations.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics (the “Code”) outlines the principles of conduct and ethics to be followed by our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. The purpose of the Code is to:
•    promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•    avoid conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;
•    promote full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by the Company;
•    comply with applicable governmental laws, rules and regulations;
•    promote prompt internal reporting to an appropriate person or committee of violations of the Code;
•    promote accountability for adherence to the Code;
•    provide guidance to employees, officers and directors to help them recognize and deal with ethical issues; and
•    provide mechanisms to report unethical conduct and help foster our longstanding culture of honesty and accountability.
A copy of the Code has been provided to, and signed by, each of our directors, officers and employees. A copy of the Code is available on our website at www.extraspace.com under Company Info—Investor Relations—Corporate Governance.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Stockholder Engagement
During 2024, members of executive management and board leadership continued their active engagement with stockholders. In addition, stockholders may also contact members of our board or management through our website or by regular mail. We host quarterly earnings conference calls to which all stockholders have access. We continue to adopt governance changes as a result of outreach to our stockholders for their views. Based on that outreach, we believe the combination of actions we have taken present an overall governance structure responsive to their views.
Claw-backs to Recoup Compensation
The Company is required to recoup certain incentive-based compensation erroneously awarded to a current or former NEO or other Section 16 officers based on financial reporting measure that are required to be restated. In connection with the SEC’s and NYSE’s recently-approved rules requiring adoption of a clawback policy applicable to incentive-based compensation for Section 16 officers of listed companies, the Company has adopted the Policy for Recovery of Erroneously Awarded Compensation. Under such policy, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Company will recoup any erroneously awarded incentive-based compensation from the Company’s current and former executive officers.
Political and Charitable Contributions
Our Nominating, Governance and Corporate Responsibility Committee oversees the Company’s political and charitable contributions and other public policy matters. In order to facilitate accountability and informed decision-making with respect to the Company’s political contributions, the board has adopted Political and Charitable Contributions Guidelines that apply to contributions or expenditures of corporate funds to various political entities, charitable organizations, and certain causes. Contributions subject to the Guidelines must be approved by a management committee and/or the Nominating, Governance and Corporate Responsibility Committee. All contributions are required to be reported quarterly to the Nominating, Governance and Corporate Responsibility Committee.
Insider Trading Policy
We have a robust policy to ensure that neither our employees or directors violate insider trading rules, including 90 day cooling off periods for Rule 10b5-1 trading plans and a prohibition on overlapping and single-trade plans.
Succession Planning
We continue to focus on our own governance, including succession planning for our board with a commitment to ensure our board has a variety of backgrounds, experiences and perspectives. We strive to maintain an appropriate and comprehensive mix of skills and backgrounds on our board. Rather than imposing arbitrary age or tenure limits on service, the Nominating, Governance and Corporate Responsibility Committee regularly reviews each director’s continued role on the board and the need for periodic board refreshment. Four out of ten of our directors standing for reelection this year have joined the board in the last five years.
Pledging Limitations & Hedging Prohibitions
The Company has adopted a policy that limits pledging transactions by our directors and senior executives. Such pledges are only allowed with respect to shares held in excess of stock ownership requirements and only after obtaining the written permission of the Compensation Committee. The Compensation Committee believes that allowing pledges in excess of the stock ownership requirements is unlikely to result in adverse effects to stockholders. The Compensation Committee also recognizes that by allowing such pledging arrangements, directors and senior executives are able to pursue their respective business interests without the need to sell Company shares to raise additional capital.
The Company has adopted a policy that applies to our directors and senior executives that prohibits all hedging and similar monetization transactions.
Social Responsibility
Extra Space Storage believes in helping people build a better tomorrow. This vision is realized through an inclusive culture that values and celebrates the unique attributes and characteristics of each employee. The Company focuses on building a diverse and talented workforce by investing in training, development, and career planning, ensuring long-term success for years to come. We believe that having the best people on the team, regardless of background, leads to the best results, and we have seen our employee engagement efforts pay off. In 2024, U.S. News listed Extra Space as one of the “Best Companies to Work For” and Forbes named us one of the “Most Trusted Companies in America.” Both of these awards along with many others awarded to the Company in 2024 are a testament to the integrity upheld by the team every day. In addition, based on our own employee engagement survey, we achieved an overall satisfaction score of 75% with 94% of our employees participating in our survey.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
In order to attract and retain top talent from all backgrounds, we offer training and development opportunities for our employees. In 2024, we invested in training and development for our employees, which included leadership training, communication training, individual learning plans, site manager training, and mentorship programs. Our store employees received an average of 17 hours of training in 2024, and each new hire received an average of 82 hours of training in 2024.
We believe that promoting the health and well-being of our employees through their own personal wellness plans leads to an increase in employee productivity, improves morale, creates a positive and healthy work environment and reduces healthcare costs. We offer competitive health benefits and encourage our employees to participate in employee health and wellness programs. We offer our employees a health concierge service that helps them navigate their healthcare, from finding providers, comparing costs and resolving complex claims issues. We also offer other health oriented benefits such as a fitness program that allows for reimbursements to employees for expenses incurred relating to fit-friendly activities, sports or exercise equipment. The Company has always valued the safety of our employees and provides regular training for our employees to increase safety at our sites. We also provide employees free access to a network of childcare and elder care providers.
We sponsor volunteer hours by our employees, benefiting both local and national nonprofit organizations. Included among these organizations are Tree Utah, Ronald McDonald House Charities, Ticket to Dream, Wreaths Across America, and more. Outside of employer sponsored volunteer hours, we also have a program that recognizes employees who spend their free time making a difference in their local communities with both a personal bonus and a charitable donation from Extra Space. In 2024, we also launched an employee donation match program where employees can choose a charitable organization to donate to with an employer sponsored match. Organizations that we donated to as part of the program include, American Heart Association, St. Jude, Women of the World, Best Friends Animal Society, and many more. By allowing our employees to give back to the community in a format of their choice, we believe that we increase our employees' engagement while doing good within our community. In addition, we supported Feeding America through employee donations and a company match, resulting in 140,000 meals donated to food banks.  We also awarded eight scholarships to college students as part of our "There's Space for Everyone" scholarships program.
The Company is committed to fostering an inclusive culture and living its core values, integrity, teamwork, excellence, passion and innovation. In 2024, we continued to expand participation in our employee resource groups, which provide all employees (regardless of how they personally identify) with opportunities to build connections, celebrate culture, access mentoring, and engage in educational initiatives that strengthen our workplace community. Inclusion is central to our values and culture at Extra Space. We believe that excellence and innovation stem from diverse perspectives, integrity is upheld through equitable practices, and optimal teamwork thrives in an inclusive environment. We strive to ensure every employee feels engaged and empowered to bring their whole selves to work, fueling their passion and commitment to our shared goals.
We believe that our emphasis on training and development, employee safety, employee health and well-being, and a commitment to our values leads to an increase in employee engagement and positions us to attract and retain top talent, regardless of background.
Environmental Sustainability
Our goal with environmental sustainability is to be the provider of choice for energy efficient and sustainable self-storage facilities nationwide. Our board recognizes that sustainability and energy efficiency are important to Extra Space’s business strategy. Our efforts in promoting sustainability and energy efficiency are backed by a record of action. Across our portfolio we focus on the following:
•Improving energy efficiency through lighting retrofits. At December 31, 2024, 100% of our wholly owned stores have been upgraded, or are scheduled to be updated, to LED or T-8 lighting systems, with LED fixtures used on all projects since 2017. These lighting retrofit initiatives result in an estimated savings of over 30 million kilowatt-hours annually.
•Installing solar panels. We commissioned solar projects at 128 of our stores in 2024. We have generated 321 gigawatt-hours through on-site solar panels since we initiated our solar initiative in 2010. In 2024, our clean energy production offset the equivalent carbon dioxide emissions of 40 million pounds of coal being burned according to U.S. Environmental Protection Agency Metrics. To date, our solar program has offset the equivalent carbon dioxide emissions of 258 million pounds of coal being burned.
•Decreasing heating and air-conditioning expenses by controlling temperatures and updating to more energy efficient systems. In 2024, we invested $13 million in high-efficiency HVAC systems.
•Reducing water consumption with efficient plumbing devices and irrigation systems.
•Recycling 10,080 pounds of obsolete computer and electronic equipment.
•Using recycled materials in the products we sell in our stores and incorporating products that have been certified by third-parties, such as the Sustainable Forestry Initiative (SFI), demonstrating that they have been produced by responsible sources.
We also participated in the GRESB Real Estate Assessment in 2024, and we received a score of 70, a small decrease from previous years due to the Life Storage portfolio operating at a lower efficiency level than the legacy Extra Space properties. The self-storage peer group average was 55. We continued to receive the highest possible public disclosure score of “A”, scoring a 97/100. The global average score was a "B". We have joined GRESB as a full member and will continue to participate in the GRESB Real Estate Assessment annually. We will continue to participate in other industry related surveys focused on sustainability reporting.
For additional information on our environmental initiatives and to see our sustainability reports, visit our sustainability web page at the following address: http://ir.extraspace.com/sustainability.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
For the avoidance of doubt, neither these reports nor any other information on our website is incorporated herein by reference. Moreover, certain of the disclosures here and elsewhere, including on our website, are informed by third-party frameworks or other stakeholder expectations and, therefore, may not be material for purposes of our securities filings, even if we use terms such as “material” or “materiality.” Particularly in the ESG context, “materiality” is subject to various definitions that differ from, and are often more expansive than, the definition under U.S. federal securities laws.

LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEES OF THE BOARD

Leadership Structure
Independent directors and management have different perspectives and roles in strategy development and execution. Our independent directors bring experience, oversight and expertise from outside the Company and across various industries and disciplines, including real estate, technology and financial services. Our Chairman and our CEO bring extensive company-specific and industry experience and expertise to their roles.
Our board of directors has separated the positions of Chairman of the board and CEO. Mr. Woolley serves as our Chairman, and Mr. Margolis serves as our CEO and director. Our board of directors has determined that this leadership structure is appropriate at this time as it allows the CEO to focus on our day-to-day business, while allowing the Chairman of the board of directors to lead the board in its fundamental role of providing advice to and independent oversight of management.
The board has a governance structure that includes regular meetings of the independent directors in executive session and with our internal auditors, external auditors and other consultants. Our Lead Independent Director helps to facilitate and strengthen the role of the independent directors. The specific responsibilities of the Lead Independent Director are as follows:

Executive Sessions/ Committee Meetings	- Presides at all meetings of the board at which the Chairman is not present
Meetings of Independent Directors	- Calls meetings of the independent directors, if needed, and sets the agenda
Board Processes and Information	- Helps ensure the quality, quantity, appropriateness and timeliness of information provided to the board and meeting agendas - Ensures feedback is properly communicated to the board and Chairman
Retention of Outside Advisors and Consultants	- Retains outside advisors and consultants who report directly to the board
Board Review and Assessment	- Conducts regular interviews with each director regarding his/her assessment of the effectiveness of the board and the committees

16	Extra Space Storage

LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEES OF THE BOARD
Risk Oversight
The board is responsible for overseeing our company-wide approach to the identification, assessment and management of major risks. Both our board and management have key responsibilities in managing risk throughout the Company. Our board provides overall risk oversight, both directly and through its committees, to identify and assess the major risks our Company faces and to oversee the policies and procedures for monitoring and controlling such risks. The table below shows the board’s governance responsibilities and management’s key responsibilities managing and overseeing risk throughout the Company.

Board

• Oversees business strategy, major resource allocation, and overall oversight of business conduct

• Provides overall oversight of the risk management process, exercised through its standing committees

• On an annual basis, management reports to the board on top enterprise risks and the steps management has taken to mitigate these risks

• Our Senior Vice President of Technology provides quarterly updates to the board on technology and cybersecurity

• Our Executive Vice President and Chief Legal Officer provides quarterly updates to the board on material legal and regulatory matters

• Management provides regular reports for board discussion regarding recent operations, finance, acquisitions, cybersecurity and other developments impacting the Company

Audit Committee

Oversees risks related to our enterprise risk management framework, including and/or in addition to:

• Financial statements, accounting, financial reporting and internal controls, including working with auditors;

• Compliance with legal and regulatory requirements and ethics programs;

• Performance of internal audit function and effectiveness of internal controls; and

• Oversees SEC disclosures in the event of a cybersecurity breach.

Compensation Committee

Oversees risks related to compensation and human capital management, including:

• Overall compensation policies, practices and philosophy;

• Incentive and equity-based compensation plans;

• Regulatory compliance with respect to compensation matters; and

• Compensation recovery policy.

Nominating, Governance & Corporate Responsibility Committee

Oversees risks related to our overall corporate governance, including:

• Board nominations, evaluations and effectiveness;

• Board and committee composition, skills tenure and diversity;

• Board and management succession planning; and

• ESG strategy, initiatives and policies and ESG-related risks.

Management

• Identifies and assesses material risks

• Develops and implements appropriate risk management strategies

• Integrates risk management into decision-making process

• Ensures that information with respect to material risks is transmitted to the board and its committees, as appropriate

2025 Proxy Statement	17

LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEES OF THE BOARD

Cybersecurity Risk Management and Strategy
The Company has developed and implemented a cybersecurity risk management program intended to protect the confidentiality, integrity, and availability of our critical systems and information, which includes a cybersecurity incident response plan ("IRP"). Our cybersecurity risk management program is integrated into our overall enterprise risk management program, and shares common methodologies, reporting channels and governance processes that apply across the enterprise risk management program to other legal, compliance, strategic, operational, and financial risk areas.
Cybersecurity Risk Identification and Management
We design and assess our program based on the Center for Internet Security Critical Security Controls Version 8 (CIS V8). This does not imply that we meet any particular technical standards, specifications, or requirements, only that we use the CIS V8 controls as a guide to help us identify, assess, and manage cybersecurity risks relevant to our business.
Our cybersecurity risk management program includes the following:
•third-party risk assessments designed to help identify material cybersecurity risks to our critical systems, information, products, services, and our broader enterprise IT environment;
•a security team principally responsible for managing (1) our cybersecurity risk assessment processes, (2) our security controls, and (3) our response to cybersecurity incidents;
•the use of external service providers, where appropriate, to assess, test or otherwise assist with aspects of our security controls;
•end-user testing to assess the effectiveness of our security measures;
•cybersecurity awareness training of our board, employees, incident response personnel, and senior management, including mandatory computer-based training, phishing awareness campaigns, table top exercises and internal communications;
•a cybersecurity incident response plan that includes procedures designed for identifying, analyzing, containing, remedying and otherwise responding to cybersecurity incidents; and
•a third-party risk management process for service providers, suppliers, and vendors who have access to our critical systems and information.
To minimize the risk of a successful cyberattack and to respond to incidents that may occur, we have implemented safeguards and defined response procedures, such as our IRP. These procedures involve processes for identifying, analyzing, containing, and remedying cyber incidents that may impact the Company. Further, we periodically test our readiness through Disaster Recovery and Business Continuity Plan exercises and allocate the resources and partnerships as necessary to adapt to the changing threat landscape.
We are also focused on raising awareness of data protection within the Company, including by implementing procedures and training designed to ensure employees understand their role in maintaining our cyber security. While we have invested in the protection of data and information technology, including our cybersecurity risk management program, there can be no assurance that such program, and our processes, policies, controls or procedures, will be fully implemented, complied with or effective in protecting our systems and information.
We are able to identify cybersecurity breaches through various channels, including but not limited to automated event detection alerts, reports from employees, notifications from external entities such as third-party IT service providers, and proactive threat investigations in collaboration with our external partners. Upon spotting a potential cybersecurity breach, including those involving third-party cyber events, our designated incident response team outlined in the IRP adheres to the policy's protocols to investigate the suspected incident. This investigation entails determining the nature of the event (e.g., ransomware attack or breach of personal data), evaluating the severity of the incident, and gauging the sensitivity of any compromised data.
In the event of a cybersecurity breach, our primary objective is to swiftly contain it pursuant to the procedures detailed in our IRP. Once containment is achieved, our focus shifts to remediation and recovery efforts. These actions are tailored to the specifics of the breach and may involve tasks such as rebuilding systems or hosts, replacing compromised files with clean versions, verifying the integrity of affected files or data, enhancing network surveillance or logging to detect future attacks, adjusting administrative account privileges, fortifying network security like firewall configurations, and providing additional training to employees. Additionally, we carry cybersecurity insurance to cover certain expenses associated with security lapses and specified cyber incidents that disrupt our network or those of our vendors, however our insurance coverage is subject to predefined limits and exclusions and may not be sufficient to cover the financial, legal, business or reputational losses that may result from an interruption or breach of our systems.
Our IRP includes clear communication guidelines, outlining procedures for engaging executive management, internal and external legal counsel, the Audit Committee, and the Board. These protocols also encompass a framework for evaluating our regulatory reporting obligations to entities such as the SEC in the aftermath of a cybersecurity incident.
Board Oversight of Cybersecurity
Our Board considers cybersecurity risk as part of its risk oversight function and oversees management’s implementation of our cybersecurity risk management program. In addition, management updates the Board, as necessary, regarding any material cybersecurity incidents, as well as any incidents with lesser impact potential.

18	Extra Space Storage

LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEES OF THE BOARD
The full Board receives briefings from management on our cyber risk management program on a quarterly basis. Board members receive presentations on cybersecurity topics from our Senior Vice President of Technology as well as our Vice President of Security, internal security staff or external experts as part of the Board’s continuing education on topics that impact public companies.
As part of our board refreshment efforts in recent years, we have added directors with information technology governance skills. Currently, four members of our board have cybersecurity experience from their principal occupation, other professional experience or third-party director education courses on cybersecurity, including cyber risk governance, and privacy issues and trends.
Our management team, including our Senior Vice President of Technology and Vice President of Information Security and Compliance, is responsible for assessing and managing our material risks from cybersecurity threats. The team has primary responsibility for our overall cybersecurity risk management program and supervises both our internal cybersecurity personnel and our retained external cybersecurity consultants. Our management team overseeing cybersecurity has over 25+ years of technology and cybersecurity experience, and certain of our team hold various cybersecurity certifications, including the Certified Information Systems Security Professional (CISSP) certification.
Our management team supervises efforts to prevent, detect, mitigate, and remediate cybersecurity risks and incidents through various means, which may include briefings from internal security personnel; threat intelligence and other information obtained from governmental, public or private sources, including external consultants engaged by us; and alerts and reports produced by security tools deployed in the IT environment.
Attendance at Meetings of the Board and its Committees
The board of directors holds at least four regularly scheduled meetings per year and additional special meetings as necessary. Each director is expected to attend all regularly scheduled and special meetings, unless unusual circumstances make attendance impractical. The board of directors may also take action from time to time by written or electronic consent. For the year ended December 31, 2024, our board and its committees maintained strong oversight over our management and business, with the board holding a total of five meetings on financial and operational results, corporate strategy, governance, compensation and other topics. During the time such director served on our board during 2024, each director attended at least 90% of the meetings of the board of directors and of any committees on which he or she served during this period.
Committees of the Board of Directors
The committees on which each director serves are listed above in “Information about the Board of Directors and its Committees—Nominees for Directors.”
AUDIT COMMITTEE
The Audit Committee operates under a written charter adopted by the board of directors, a copy of which is posted on the Company’s website at www.extraspace.com under Company Info—Investor Relations—Corporate Governance. The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the independent auditors for the Company, and sole authority to establish pre-approval policies and procedures for audit and non-audit engagements with the independent auditors. The Audit Committee also oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of the financial statements and reports and compliance with laws, regulations and corporate policies of the Company. Additionally, the Audit Committee oversees the independent auditor’s qualifications, performance and independence; monitors communications with the independent auditor; and monitors the performance of the internal audit function at the Company. In accordance with the rules of the NYSE, the board of directors has determined that each of the current members of the Audit Committee is independent as defined by the Audit Committee’s charter and Section 303A of the NYSE Listing Standards.
As set forth in the Audit Committee’s charter, management of the Company is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The internal auditors are responsible for independently assessing the principles, policies, internal controls and procedures surrounding the financial statements as well as monitoring management’s follow-up to any internal audit reports. The external auditors are responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and annually auditing the effectiveness of our internal controls over financial reporting and other procedures. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.
Mr. Crittenden, Mr. Barberio and Ms. Olmstead have each been designated as an “audit committee financial expert” as defined in the SEC’s Regulation S-K, Item 407(d)(5).

2025 Proxy Statement	19

LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEES OF THE BOARD
REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, as well as the Company’s compliance with corporate policies and legal and regulatory requirements, including the Sarbanes-Oxley Act of 2002. During fiscal year 2024, the Audit Committee met eight times and discussed with the CEO, Chief Financial Officer (“CFO”), Principal Accounting Officer, internal auditors and independent registered public accounting firm (external auditors), the SEC filings that contained financial information, prior to their public release. The Audit Committee’s meetings include executive sessions with the Company’s external and internal auditors, in each case without the presence of the Company’s management.
In discharging its oversight responsibility, the Audit Committee received from the external auditors a formal written statement describing all relationships between the external auditors and the Company that might bear on the external auditors’ independence and discussed with the external auditors their independence and any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management, internal auditors and external auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization and responsibilities. The Audit Committee reviewed both with the external and internal auditors their audit plans, audit scope and identification of audit risks. After careful consideration of the best interests of our stockholders, the Audit Committee has chosen Ernst & Young LLP as our independent public accountants for fiscal year 2025.
In carrying out its responsibilities, the Audit Committee, among other things:
•    monitors preparation of quarterly and annual financial reports by the Company’s management;
•    supervises the relationship between the Company and its external auditors, including having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the external auditors;
•    oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program;
•oversees required SEC disclosures in the event of a cybersecurity breach; and
•    reviews, approves and/or ratifies related-party transactions for which such approval is required under applicable law, including SEC and NYSE rules.
During fiscal year 2024, management advised the Audit Committee that each set of financial statements reviewed and discussed by management with the committee had been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, management reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the external auditors of matters required to be discussed pursuant to AS 1301(Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee pursuant to Rule 3526 of the PCAOB (Communication with Audit Committees Concerning Independence).
In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and external disclosure control structure. As part of this process, the Audit Committee met privately with the Company’s Senior Director of Internal Audit and continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee conducted a performance self-evaluation for review with the board of directors that included a comparison of the performance of the Audit Committee with the requirements of its charter.
Taking all of these reviews and discussions into account, the Audit Committee members listed below recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
During 2024, the Audit Committee held eight meetings.
Submitted by the Audit Committee,

Gary L Crittenden, Chair
Mark Barberio
Diane Olmstead
Julia Vander Ploeg

20	Extra Space Storage

LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEES OF THE BOARD

COMPENSATION COMMITTEE
The Compensation Committee operates under a written charter adopted by the board of directors, a copy of which is posted on the Company’s website at www.extraspace.com under Company Info—Investor Relations—Corporate Governance. The Compensation Committee assesses the adequacy of its charter annually. The charter, which reflects the standards set forth in the SEC and NYSE rules and regulations, identifies the Compensation Committee’s primary responsibilities with respect to compensation as follows:
•    examine periodically the philosophy and structure of the Company’s compensation programs;
•    oversee and act on behalf of the board of directors with respect to the benefit and compensation plans of the Company;
•    establish the Company’s total compensation philosophy, and ensure that the compensation programs of the Company reflect that philosophy;
•    evaluate the CEO's performance in light of clearly established goals and objectives and establish the compensation of the CEO;
•    review and approve the CEO’s compensation recommendations with respect to other executives;
•    monitor awards under the Company’s equity compensation plans;
•administer the Company's compensation recovery policy; and
•    report to the board of directors in its meetings and executive sessions.
In performing its duties, the Compensation Committee has the authority to take such action as it deems appropriate to implement the purposes of the Compensation Committee. The Compensation Committee may retain legal, accounting or other consultants, and meet in separate executive sessions with the Company’s management and employees and its compensation consultant.
During 2024, the Compensation Committee retained Meridian Compensation Partners ("Meridian") as its independent compensation consultant to advise the Compensation Committee in connection with matters pertaining to executive compensation, including advising as to market levels and practices, plan design and implementation, comparable company data, consulting best practices and governance principles. The Compensation Committee has determined that Meridian is independent. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NYSE listing standards. During 2024, the Compensation Committee held five meetings.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
All members of the Compensation Committee are independent under NYSE listing standards. During 2024, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the board of directors of the Company or on the Compensation Committee of the board of directors. No member of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. No interlocking relationships existed during the year ended December 31, 2024, between any member of the board or the Compensation Committee and an executive officer of the Company.
NOMINATING, GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE
The Nominating, Governance and Corporate Responsibility Committee operates under a written charter adopted by the board of directors, a copy of which is posted on the Company’s website at www.extraspace.com under Company Info—Investor Relations—Corporate Governance. The Nominating, Governance and Corporate Responsibility Committee assesses the adequacy of its charter annually. The charter, which reflects the standards set forth in the SEC and NYSE rules and regulations, identifies the Nominating, Governance and Corporate Responsibility Committee’s primary duties and responsibilities as follows:
•    identify potential board members and recommend to the board a slate of nominees for election to the board and recommend directors to serve on the committees of the board;
•    develop and recommend to the board corporate governance guidelines applicable to the Company, including a code of ethics and monitor Company's compliance with such guidelines;
•    engage in succession planning for the CEO and other key executives;
•    oversee the board of directors’ annual evaluation of itself and its committees;
•oversee board education and training; and
•monitor and oversee management's efforts and activities on sustainability initiatives, including environmental, social and governance matters, including an annual in-depth review of the Company's progress regarding such initiatives.
The Nominating, Governance and Corporate Responsibility Committee reviews communications from stockholders and responds directly or through the Chief Legal Officer. In performing its duties, the Nominating, Governance and Corporate Responsibility Committee has the authority to take such action as it deems appropriate to implement the purposes of the Nominating, Governance and Corporate Responsibility Committee. The Nominating, Governance and Corporate Responsibility Committee may retain legal,

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LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEES OF THE BOARD
accounting or other consultants, and meet in separate executive sessions with the Company’s management and employees and its consultants.
During 2024, the Nominating, Governance and Corporate Responsibility Committee held four meetings.
POLICY REGARDING BOARD ATTENDANCE AT STOCKHOLDERS MEETINGS
We encourage attendance at stockholders meetings by members of the board of directors and senior executives so that stockholders will have the opportunity to meet our directors and senior executives. All of our then-current board members attended the 2024 Annual Meeting of Stockholders.

22	Extra Space Storage

DIRECTOR COMPENSATION
All non-employee directors receive compensation for their service. The board determines the form and amount of compensation for non-management directors after consideration of the recommendation of the Compensation Committee. The board has approved the mix of cash and equity compensation described below.
Retainers are paid quarterly in cash and are prorated when a director joins the board (with the exception of the three directors who joined the board after the Life Storage merger, each of whom did not receive a cash retainer until after the May 23, 2024 shareholder meeting). Below are the annual retainers that non-employee directors were entitled to receive beginning on May 23, 2024 for board service:

Compensation	Amount
Chairman Cash Retainer	$340,000
Director Cash Retainer	$90,000
Lead Independent Director, supplemental	$35,000
Audit Committee Chair, supplemental	$30,000
Compensation Committee Chair, supplemental	$25,000
Nominating, Governance and Corporate Responsibility Committee, Chair, supplemental	$20,000
Non-Chair Committee Member, supplemental	$10,000
In addition, all non-employee directors receive an award on the date of each annual meeting of shares of common stock equivalent in value to $200,000 (to the nearest share), with the number of shares determined by the closing price of our common stock on the date of the annual meeting. These shares vest on the first anniversary of the date of grant, subject to a director’s continued service through the vesting date. The following table presents the compensation paid to our non-employee directors in 2024:

Name	Fees earned or paid in cash	Stock awards (1)	All other compensation (2)	Total
Kenneth M. Woolley	$340,000	$200,000	$8,584	$548,584
Roger B. Porter (3)	47,473	—	1,771	49,244
Jennifer Blouin (3)	35,604	—	1,771	37,375
Joseph J. Bonner	107,500	200,000	8,584	316,084
Gary Crittenden	127,500	200,000	8,584	336,084
Spencer F. Kirk	87,500	200,000	8,584	296,084
Diane Olmstead	117,500	200,000	8,584	326,084
Jefferson Shreve (3)	31,648	—	1,771	33,419
Julia Vander Ploeg	122,500	200,000	8,584	331,084
Mark Barberio	108,750	200,000	6,814	315,564
Susan Harnett	82,500	200,000	6,814	289,314
Joseph V. Saffire	67,500	200,000	6,814	274,314
Total	$1,275,975	$1,800,000	$77,259	$3,153,234
(1)    Each non-employee director listed in the table above (other than Ms. Blouin and Messrs. Porter and Shreve) received 1,402 shares of common stock on May 23, 2024. Dollar amounts represent grant date fair value of such grants as determined in accordance with Accounting Standards Codification 718, "Stock Compensation" ("ASC 718") using the assumptions to value such awards reported in the notes to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025. As of December 31, 2024, each of our non-employee directors listed in the table above held 1,402 shares of restricted stock (other than Ms. Blouin and Messrs. Porter and Shreve, who did not hold any shares of restricted stock as of such date).
(2)    All other compensation represents dividends paid to non-employee directors on unvested common stock.
(3)    Ms. Blouin and Messrs. Porter and Shreve did not stand for re-election at the 2024 annual meeting.
During 2024, Mr. Margolis served as a director and was also our CEO. As an employee, he did not receive any additional compensation for his services as a director. In accordance with SEC rules, we have not included Mr. Margolis in the table above.
Stock Ownership Guidelines for Directors
We have stock ownership guidelines that require each of our non-employee directors, within five years after appointment to the board, to hold shares of our common stock or restricted stock (whether or not vested) with a value equal to the sum of five times the annual cash portion of the board retainer. These stock ownership guidelines align our directors’ interests with those of our stockholders by ensuring non-employee directors hold equity in the Company. Each non-employee director has met these guidelines as of December 31, 2024 or has additional time within which to come into compliance in accordance with the guidelines.

2025 Proxy Statement	23

EXECUTIVE OFFICERS
Information for Joseph D. Margolis is contained previously under the heading “Information about the Board of Directors and its Committees—Nominees for Directors.” Information with regard to our other named executive officers is presented below. All executive officers are elected as officers at the annual organizational meeting of the board of directors held following each annual meeting of stockholders.

ZACH DICKENS AGE: 50 TITLE: Executive Vice President and Chief Investment Officer	Zach Dickens has served as our Chief Investment Officer since December 2020. Mr. Dickens has been with the Company since 2002, and he has served in various roles in the real estate department, including currently as Executive Vice President of Investments. Mr. Dickens has been instrumental in the Company's investments, structuring transactions with joint venture partners, preferred equity investments and growing the Company’s bridge lending program. Prior to joining Extra Space Storage, Mr. Dickens oversaw a technical support team at eBay. Mr. Dickens has a Master of International Management from Thunderbird School of Global Management, an M.B.A from Arizona State University and a bachelors in Russian Language from the University of Utah.

MATTHEW HERRINGTON AGE: 44 TITLE: Executive Vice President and Chief Operations Officer	Matt Herrington has served as our Chief Operations Officer since June 2020. In addition to leading operations, Mr. Herrington oversees facilities management and construction. Mr. Herrington has been a member of the Company’s senior management team for over a decade, most recently serving as the Senior Vice President of Operations from 2015-2020, responsible for the Company's operations in the western United States including approximately 900 locations. Mr. Herrington has been with the Company since 2007 in various roles including Divisional Vice President of Operations and Senior District Manager, Operations. Mr. Herrington holds a Master's of Science in Management from Baker University and a Bachelor's in Business Administration from the University of Nebraska - Kearney.

GWYN G. MCNEAL AGE: 56 TITLE: Executive Vice President and Chief Legal Officer	Gwyn G. McNeal has served as our Chief Legal Officer since July 2013. Ms. McNeal has been with the Company since 2005. Prior to her current role she was the Vice President and Associate General Counsel of the Company, providing legal support to the Company’s operations team along with overseeing litigation, employment law matters and intellectual property. Ms. McNeal began her career practicing law with Latham & Watkins LLP, San Diego from 1992 to 2000. She then served as General Counsel for 3form, Inc. from 2000 to 2003. Prior to joining the Company, Ms. McNeal represented the Company as external counsel with Nelson Christensen & Helsten. Ms. McNeal holds a B.A. from Brigham Young University and a J.D. from the University of Southern California.

SAMRAT SONDHI AGE: 50 TITLE: Executive Vice President and Chief Digital Officer	Samrat Sondhi has served as our Chief Marketing Officer since June 2020. Prior to this, Mr. Sondhi was Chief Operations Officer from January 2013 to June 2020, a member of the Company’s senior management team since 2008 and has been with the Company since 2003. He has served in various roles including Divisional Vice President, covering core markets across the United States, and Senior Vice President Revenue Management, playing a key role in the evolution of pricing strategy and execution for the self-storage industry. Prior to joining the Company, Mr. Sondhi served as the Vice President Revenue Management for Storage USA for two years. Prior to joining Storage USA, Mr. Sondhi worked as a consultant with Deloitte Consulting from 2001 to 2002. Mr. Sondhi holds an M.B.A. degree from Carnegie Mellon University and a B.S. in electronics from Pune University, India. On January 1, 2025 Mr. Sondhi's title changed to Chief Digital Officer, maintaining his previous duties.

NOAH SPRINGER AGE: 46 TITLE: Executive Vice President and Chief Strategy and Partnership Officer	Noah Springer has served as our Chief Strategy and Partnership Officer since December 2020. Mr. Springer has been with the Company since 2006 and has served in various roles in acquisitions, third-party management and asset management, and is currently Executive Vice President and Chief Strategy and Partnership Officer. Mr. Springer helped create Management Plus, Extra Space Storage’s third-party management platform, and continues to lead that business, as well as the Company's joint venture platforms. In addition, Mr. Springer leads our human resources team. Prior to joining Extra Space, Mr. Springer worked for a number of years in banking. He has a B.A. in Finance and an MBA from the University of Utah.

SCOTT STUBBS AGE: 57 TITLE: Executive Vice President and Chief Financial Officer	Scott Stubbs has served as our Chief Financial Officer since December 2011. He served as the Company’s Senior Vice President Finance and Accounting since our inception as a public company, and the Corporate Controller of our predecessor beginning in December 2000. Prior to joining our predecessor, Mr. Stubbs served as Chief Financial Officer of the Lyon Company from June 2000 through December 2000. From 1995 through 2000, he served as the U.S. Controller of Critchley Inc. and from November 1992 through June 1995, he worked at Neilson, Ellgren, Durkin & Co. as a consultant. Mr. Stubbs is a licensed CPA and holds a B.S. and a Masters in Accountancy from Brigham Young University.

24	Extra Space Storage

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This section provides an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers in 2024, and the material factors that we considered in making those decisions. For 2024, our named executive officers (also referred to as our NEOs) included the following:
•Joseph D. Margolis, our Chief Executive Officer and member of the board
•Scott Stubbs, our Executive Vice President and Chief Financial Officer
•Zachary Dickens, our Executive Vice President and Chief Investment Officer
•Samrat Sondhi, our Executive Vice President and Chief Digital Officer
•Noah Springer, our Executive Vice President and Chief Strategy and Partnership Officer
GENERAL PHILOSOPHY
The Compensation Committee is made up of four independent directors, who determine our executive compensation policies in order to align management’s incentives with the long-term interests of stockholders and to be competitive with comparable employers. Accordingly, our compensation program reflects the following key features to ensure management's incentives are appropriately aligned with our stockholders:
•Pay for performance;
•A high percentage of executive total annual target compensation in the form of performance-based stock units which are "at risk" and subject to a three-year performance period to assess long-term performance;
•A market-based approach for evaluating and reviewing executive pay;
•Caps on annual and long-term incentives;
•No employment agreements for executive officers;
•Claw-back policy on compensation;
•No excessive perquisites;
•No tax gross ups; and
•Robust stock ownership requirements for executives.
SETTING EXECUTIVE COMPENSATION
Based on our philosophy underlying executive compensation, we place significant emphasis on annual and long-term performance-based incentive compensation. In addition to base salaries for our executives, annual cash incentives and long-term equity based incentive awards are designed to reward our executives based on the achievement of predetermined Company and individual goals. We also consider historical compensation levels as well as other industry conditions and the overall effectiveness of our compensation program when determining executive pay.
In order to ensure the fulfillment of our compensation philosophy and to assist in establishing the Company’s aggregate level of compensation, the Compensation Committee engages a nationally recognized compensation consulting firm. Meridian provided executive compensation advisory services in 2024.
Working with Meridian for the purpose of evaluating and setting 2024 compensation for our NEOs, the Compensation Committee developed a benchmarking comparator group of 18 companies that are similar to the Company in total enterprise value and FFO,

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EXECUTIVE COMPENSATION
number of employees and number of properties, that included all direct competitors. The following companies are used in the comparator group:

• AvalonBay Communities, Inc.	• Equity Residential	• SBA Communications Corporation
• Boston Properties, Inc.	• Essex Property Trust, Inc.	• Simon Property Group, Inc.
• Chipotle Mexican Grill, Inc.	• Hilton Worldwide Holdings Inc.	• Sun Communities, Inc.
• Crown Castle Inc.	• Invitation Homes, Inc.	• Welltower Inc.
• CubeSmart	• Mid America Apartment Communities, Inc
• Digital Realty Trust, Inc.	• Public Storage
• Equinix, Inc.	• Realty Income Corporation
As of December 31, 2024, the Company was positioned near the median of the comparator group for enterprise value (48th percentile).
The Compensation Committee uses compensation data compiled from our comparator group as the beginning reference point for their assessment of pay positioning and as an indicator of competitive market trends. In addition, the Compensation Committee may consider analysis prepared by Meridian that includes additional industry data.
The Compensation Committee does not have a pre-established policy for the allocation of compensation between cash, non-cash compensation and long-term incentive compensation. In setting executive compensation, the Compensation Committee considers the data provided by Meridian, the level and nature of the executive's responsibility and the executives' experience and performance. In making these determinations, the Compensation Committee also considers our Chief Executive Officer's recommendations regarding his direct reports. None of the executive officers are present during Compensation Committee deliberations or decisions regarding such executive’s compensation.
The following describes each element of our executive compensation program, along with a discussion of the decisions made by the Compensation Committee with respect to that aspect of compensation for 2024.
ELEMENTS OF EXECUTIVE OFFICER COMPENSATION AND BENEFITS FOR 2024
In 2024, named executive officers’ total compensation was comprised of the following elements designed to complement each other:
•base salary;
•annual incentive bonus;
•long-term incentives through performance-based stock unit awards and restricted stock; and
•other benefits.
BASE SALARY
Base salary is a critical element of executive compensation as it provides executives with assured monthly cash compensation. In determining base salaries, the Compensation Committee based its evaluation on a variety of factors, including:
•the executive’s qualifications, experience and past performance;
•the nature and responsibility of the position; and
•the salaries paid to the position within the comparator group and other information about similarly-situated executives in the comparable company data.

26	Extra Space Storage

EXECUTIVE COMPENSATION
In making the decision on base salaries, the Compensation Committee reviewed changes in job responsibility, historical salary levels, performance and contributions made to the Company, the impact on total compensation, competitive conditions and the relationship of compensation to that of other of the Company’s officers and determined the compensation awarded was appropriate to reward performance, ensure retention and maintain appropriate compensation differentials among the Company’s officers. The base salary increases for our named executive officers for 2024 are reflected in the table below:

Executive	2024 Annual Salary ($)	2023 Annual Salary ($)	% Increase
Joseph D. Margolis	$900,000	$900,000	—%
Scott Stubbs	520,000	500,000	4.0%
Zach Dickens	485,000	460,000	5.4%
Samrat Sondhi	510,000	495,000	3.0%
Noah Springer	480,000	460,000	4.3%
ANNUAL INCENTIVE BONUS
We pay annual incentives to drive the achievement of key business results and to recognize the management team's contributions to those results. The Compensation Committee believes that this feature of compensation motivates executive officers to strive to attain our annual goals with 50% of these performance-based goals tied to the financial operating performance of the Company and 50% tied to the executive officers' achievement of key corporate, financial, operational and strategic goals, outlined below.
The financial performance goals set for 2024 were based on the Company’s achievement of a specific target (the “Core FFO Target”) related to the Company’s core funds from operations ("Core FFO"). The Core FFO Target is defined and approved annually by the board of directors. The portion of bonus based on the Core FFO Target could incrementally increase or decrease based on meeting, exceeding, or failing to meet the Core FFO Target. The Core FFO Target is based on the Company’s Core FFO, with additional adjustments agreed to by the board of directors in order to consistently review the performance of management as it relates to Core FFO. Core FFO provides relevant and meaningful information about our performance and is the primary measure that we use to assess our operating performance. For 2024, Core FFO was defined as funds from operations ("FFO") excluding revenues and expenses not core to our operations. For annual bonus determination purposes for 2024, Core FFO was also adjusted to remove the impact of depreciation above or below a budgeted amount based on the Company’s projections. FFO and Core FFO are non-GAAP measures and a reconciliation of those measures to GAAP net income attributable to common stockholders is attached to this proxy statement as Appendix A.
The annual incentive plan provides that the financial performance portion of executive officers’ bonuses will be determined based upon the percent of Core FFO Target earned, with a maximum bonus payout of 150% in the event that Core FFO is greater than 105% and a minimum payout of 50% in the event that Core FFO is less than 95% of the Core FFO Target. Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, exclude or adjust significant non-budgeted or non-controllable amounts, gains, or losses from actual financial results in order to properly measure the Company’s performance. In addition, the Compensation Committee may adjust the Company’s overall FFO targets and gradations used to determine the percentage of the Core FFO target to appropriately implement the intent of the annual incentive plan. The Core FFO Target established for 2024 was $8.09 of Core FFO per share. For annual bonus determination purposes for 2024, Core FFO was $8.14 per share (after taking certain adjustments into account), resulting in the payment of 103.5% of the portion of the bonus related to the achievement of the adjusted Core FFO Target pursuant to the annual incentive plan.

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EXECUTIVE COMPENSATION
The other 50% of the annual bonuses are determined based on our executive officers' achievement of additional key corporate financial, operational and strategic goals. In February 2024, the Board established the executives corporate goals for 2024 for this portion of the annual bonus. Summarized below are the goals for the executive officers for 2024 for the 50% of their annual bonuses that are not tied to Core FFO per share:

2024 Goals	Weighted	2024 Achieved
Growth: Approve $900 million in gross investments (acquisitions and loans), expand third party management platform by 175 stores (gross) and collect $142 million in fees and insurance revenue	20%
Approved $2.1 billion of gross investments (acquisitions and loans), expanded third party management platform by 367 stores (gross) and collected $182 million in management fees and tenant insurance revenue

LSI Merger: Achieve at least $100 million in synergies run rate	30%	Achieved $83.4 million of actual synergies in addition to other savings/revenues
People: Achieve engagement score of 79 and ensure a succession plan in place for all critical professionals	15%	Achieved engagement score of 75. Succession plan in place for all critical professionals
Balance Sheet: Maintain S&P BBB+ stable rating and seek Moody's rating to upgrade to Baa1, operate within unsecured line and public bond requirements, execute one to three public bond offerings	15%	Maintain S&P BBB+, Moody's upgraded to credit watch positive. Complied with all covenants. Executed three bond offerings
Committee Discretion	20%
Based on the foregoing achievements, and the Compensation Committee's evaluation of our overall performance and the individual named executive officers' contributions to our performance during 2024, the Compensation Committee assigned a 95% achievement for purposes of the portion of the annual bonuses tied to the foregoing additional corporate, financial, operational and strategic goals. In determining the payout of the 20% discretionary component, the Compensation Committee considered the executive officers' overall strong performance and execution on Extra Space's strategy of long-term value creation.
The combined annual incentive payout approved by the Compensation Committee for 2024 was 99%.
Pursuant to the objectives and results detailed above, the following table details each NEOs annual incentive target opportunity and actual payout for 2024.

Executive	Target Payout	Actual Payout
Joseph D. Margolis	$1,575,000	$1,563,188
Scott Stubbs	650,000	645,125
Zach Dickens	485,000	481,363
Samrat Sondhi	510,000	506,175
Noah Springer	480,000	476,400
LONG-TERM INCENTIVES
The Long-Term Incentive Program allows for grants of performance-based stock units ("PSU(s)") and restricted stock. The goals of the Company’s equity awards are to (1) align the interests of each executive officer with those of our stockholders by providing each individual with a significant incentive to manage the Company from the perspective of a stockholder with an equity stake in the business, and (2) encourage long-term retention of key employees by virtue of vesting conditions imposed on typical equity awards. Employees must remain employed by the Company for a fixed period of time in order for the equity awards to vest fully. Unless otherwise determined by the Compensation Committee, vesting ceases upon termination of employment and unvested grants of restricted stock and PSUs are canceled upon termination of employment. During the vesting period, PSUs and restricted stock awards may not be sold, transferred or pledged.
LONG-TERM INCENTIVES GRANTED IN 2024
For 2024, the NEOs of the Company received 25% of their long-term incentive awards in the form of restricted stock grants. Grants of restricted stock vest over a four-year period at the rate of 25% per year. The restricted stock grants may be voted and receive the payment of non-forfeitable dividends. Restricted stock grants are not subject to a post-vesting holding period.
The remaining 75% of the long-term incentive awards to the NEOs come in the form of PSUs that vest after a three-year performance period. For the awards granted in 2024, the three-year performance period will end on December 31, 2026. These awards have two performance components, each weighted 50%, that are measured at the end of the three-year performance period. At the end of the performance period and to the extent performance goals are achieved, the PSUs will then be converted into common shares and paid out after the end of the performance period. In addition, the award recipient will receive a cash payment equivalent to the dividends that would have been paid on such stock during the performance period on the vesting date.

28	Extra Space Storage

EXECUTIVE COMPENSATION
The first performance component of the PSUs measures our total stockholder return (measured by reference to the change in our share price plus dividends) as compared to the total stockholder return of a peer group consisting of all REITs tracked within the FTSE NAREIT Equity Index. If the Company achieves a total stockholder return at the 50th percentile of this index, then the PSUs will be paid out at 100% of the target units related to the total stockholder return metric. Refer to the Relative TSR payout scale below:

Percentile Rank of Extra Space’s TSR	Performance Multiple
75th Percentile or Above	200%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%
The second performance component of the PSUs measures the Company’s annual growth in Core FFO, per share. The Compensation Committee has set a three-year Core FFO per share target which, if achieved, will result in a payout of 100% of the target units related to the Core FFO metric. The NEOs have the ability to be paid out at a range of 0% to 200% of the target units depending on the Company’s performance with respect to both metrics. Performance above and below targeted levels will be determined by linear interpolation. Subject to the accelerated vesting described below, the NEOs must generally remain employed through the last day of the performance period in order to be eligible to vest in the performance-based stock units.
Grants of restricted shares and PSUs are discussed and reviewed at regularly scheduled meetings of the Compensation Committee. By taking such actions at regularly scheduled meetings, the Compensation Committee seeks to avoid any possible appearance that the grant timing was manipulated to affect the value of the awards. We do not have any program, plan or practice to coordinate any equity awards with the release by us of material non-public information or any other investor relations activities. We do not grant any stock options or option-like instruments to our employees as part of our long-term incentive program.
The Compensation Committee awarded both restricted stock grants and PSUs to all of the named executive officers in 2024, which are shown in the “Grants of Plan-Based Awards” table below. The values of the restricted stock grants and PSUs were determined by the Compensation Committee after careful review and discussion of compensation studies provided by Meridian and taking into consideration the total executive compensation at the comparator group of companies, the overall performance by the Company coupled with increased acquisitions and growth at the Company.
The equity awards granted to the named executive officers are eligible for accelerated vesting under certain circumstances as described below under “Executive Compensation Tables—Severance and Change in Control Arrangements with Named Executive Officers.”
In 2024, the Compensation Committee awarded a target grant level for long-term incentive compensation for each NEO as follows:

NEO	Long-term Incentive Target	Restricted Stock Grants (#)	PSUs (at Target) (#)
Joseph D. Margolis	$8,800,000	15,346	46,038
Scott Stubbs	2,500,000	4,360	13,079
Zach Dickens	2,325,000	4,055	12,164
Samrat Sondhi	2,360,000	4,116	12,347
Noah Springer	2,500,000	4,360	13,080
FINAL RESULTS OF THE 2022 PERFORMANCE BASED UNITS
In February 2022, the Company issued PSUs to our NEOs, which allowed each NEO to earn from 0% to 200% of the target number of awards based on two performance components, each weighted at 50%, measured at the end of the three-year performance period that ended December 31, 2024. The first performance component of the 2022 PSUs was our total stockholder return (measured by reference to the change in our share price plus dividends) as compared to the total stockholder return of a peer group consisting of all REITs tracked within the MSCI US REIT Index. If we achieved a total stockholder return at the 50th percentile of our peer group, then the PSUs would pay out at 100% of the target units related to the total stockholder return metric. The second performance component of the 2022 PSUs measured the Company’s cumulative Core FFO per share over the three-year performance period. The Compensation Committee set a three-year cumulative Core FFO per share target of $25.57 per share (representing cumulative Core FFO targets for the years 2022, 2023 and 2024), which, if achieved, would have resulted in a payout of 100% of the target units related to the Core FFO metric.
In February 2025, the Compensation Committee determined our performance relative to the performance metrics for the 2022 PSUs and approved the vesting of such awards at 64.4% of target. The following tables show the performance metrics and ultimate 64.4% achievement for the 2022 PSUs at the completion of the three-year performance period from January 1, 2022 through December 31, 2024 and the resulting stock awards.

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EXECUTIVE COMPENSATION

	2022 Performance Level
Performance Metric (1)	Weighting	Threshold (0%)	Target (100%)	Maximum (200%)	Performance Result	% of Achievement	Weighted % of Achievement
TSR Ranking Relative to MSCI US REIT Index for Performance Period	50%	Below 25th percentile	50th Percentile	At or above 75th percentile	32nd percentile	63.8%	31.9%
Cumulative Core FFO Per Share for Three-Year Performance Period	50%	At or below $23.01	$25.57	At or above $28.13	$24.68	65.0%	32.5%
TOTAL % of TARGET ACHIEVED:							64.4%
(1)    Achievement between levels is determined by linear interpolation.
The following table sets forth the number of 2022 PSUs that vested for each NEO resulting from the 64.4% achievement level as shown above.

	Target Number of Performance Based Stock Units	Resulting Number of Performance Based Stock Units (1)
Joseph D. Margolis	29,157	18,777
Scott Stubbs	7,724	4,975
Zach Dickens	4,750	3,060
Samrat Sondhi	5,648	3,638
Noah Springer	4,750	3,060
(1)    In addition, each NEO received a cash payment equivalent to the dividends that would have been paid on such resulting number of 2022 performance-based units during the performance period on the settlement date of such awards in February 2025 as follows: Mr. Margolis, $356,012; Mr. Stubbs, $94,326; Mr. Dickens, $58,018; Mr. Sondhi, $68,976; and Mr. Springer, $58,018.
OTHER COMPENSATION ELEMENTS
We provide benefits and perquisites to our named executive officers and other employees, such as medical and life insurance, 401(k) plan, and severance pursuant to the terms of the Company’s change in control plan.
•Medical Insurance. The Company makes available to each NEO and their spouses and children such health, dental and vision insurance coverage on the same basis as other employees. A portion of the insurance coverage is paid by the Company.
•Life Insurance. The Company provides each named executive officer such life insurance on the same basis as other employees.
•Retirement Benefits. Our executive officers are eligible to participate in our 401(k) defined contribution plan on the same basis as other eligible employees. The Company currently matches 100% of the first three percent of an employee’s cash compensation contributed by each employee, and 50% of the next two percent of an employee’s cash compensation contributed.
A description of the severance arrangements we maintain with our named executive officers can be found under “Severance and Change in Control Arrangements with Named Executive Officers” below. We also limit the perquisites that we make available to our executive officers. Accordingly, our executives are entitled to few benefits that are not otherwise available to all of our employees.

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EXECUTIVE COMPENSATION
COMPENSATION RECOVERY POLICY
In compliance with the SEC's adoption of final rules related to clawbacks under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the corresponding NYSE listing standards, we have adopted a policy (the "Claw-back Policy") that provides that for each covered executive, including each NEO, the Company is entitled to recover any incentive-based compensation received by the covered executive based on the achievement of financial reporting measurements during the three completed fiscal years immediately before the date the restatement determination is made, to the extent that the amount of the annual or long-term incentive compensation is greater than what the covered executive would have received based on the restated financial results. Recovery of these amounts is required, regardless of whether the covered executive was responsible for the restatement, with only limited exceptions. The requirements of the Claw-back Policy are incorporated into our incentive compensation programs, and each covered executive is required to acknowledge the applicability of the Claw-back Policy to the executive's incentive compensation awards received after the Claw-back Policy's effective date.
POLICY REGARDING TAX DEDUCTIBILITY OF COMPENSATION
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s named executive officers. The Compensation Committee’s general policy is to maintain flexibility in compensating named executive officers in a manner designed to promote varying corporate goals. In addition, we believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided that we distribute to our stockholders at least 90% of our taxable income each year. As a result, we do not expect that the payment of compensation that does not satisfy the requirements of Section 162(m) of the Code will have a material adverse federal income tax consequence to us. Accordingly, the Compensation Committee has not adopted a policy that all compensation must be deductible.
STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE AND SENIOR OFFICERS
We have stock ownership guidelines which require each of our executive and senior officers, within five years after appointment as an officer, to hold shares of our common stock or restricted stock. These stock ownership guidelines align our officers’ interests with those of our stockholders, ensuring executive and senior officers hold a significant amount of equity in the Company. Each executive and senior officer has met the following guidelines as of December 31, 2024, or has additional time within which to come into compliance in accordance with the guidelines.

Position	Base Salary Multiple	Time to Attain
CEO	5x	5 years
Executive Vice President	3x	5 years
Senior Vice President	1x	5 years
IMPACT OF ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION
At the Company’s 2024 Annual Meeting of Stockholders, an advisory vote was held to approve executive compensation, thereby affording stockholders the opportunity to cast a vote on the compensation programs for our named executive officers. Of the 211,620,383 total shares outstanding, 86% voted on this matter, excluding abstentions and broker non-votes. The result of these votes indicated 97% approval of the compensation paid to our named executive officers. The Compensation Committee believes that the results of this vote affirm stockholder support of the Company’s approach to executive compensation, and the Compensation Committee did not change its general approach to executive compensation after receiving these voting results. The Compensation Committee will continue to consider the outcome of advisory stockholder votes regarding executive compensation when making future compensation decisions for our named executive officers.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on our review and discussions, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this proxy statement.
Submitted by the Compensation Committee
Julia Vander Ploeg, Chair
Joseph J. Bonner
Gary Crittenden
Susan Harnett

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EXECUTIVE COMPENSATION
Executive Compensation Tables
SUMMARY EXECUTIVE COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus	Non-equity incentive plan compensation (1)	Stock awards (2)	All other compensation (3)	Total
Joseph D. Margolis	2024	$900,000	$—	$1,563,188	$9,649,642	$574,411	$12,687,241
Chief Executive Officer	2023	900,000	—	1,393,875	9,059,042	927,784	12,280,701
	2022	900,000	—	1,890,000	8,024,201	814,543	11,628,744

Scott Stubbs	2024	$520,000	$—	$645,125	$2,741,410	$164,489	$4,071,024
Chief Financial Officer	2023	500,000	—	553,125	2,399,700	266,974	3,719,799
	2022	500,000	—	750,000	2,125,761	235,539	3,611,300

Zach Dickens	2024	$485,000	$—	$481,363	$2,549,642	$126,084	$3,642,089
Chief Investment Officer	2023	460,000	—	407,100	2,519,836	108,265	3,495,201

Samrat Sondhi	2024	$510,000	$—	$506,175	$2,587,981	$134,986	$3,739,142
Chief Digital Officer (4)	2023	495,000	—	438,075	2,531,662	213,154	3,677,891
	2022	450,000	140,625	562,500	1,554,432	182,985	2,890,542

Noah Springer	2024	$480,000	$—	$476,400	$2,741,590	$128,573	$3,826,563
Chief Strategy and Partnership Officer	2023	460,000	—	407,100	2,639,808	88,002	3,594,910
	2022	410,000	128,125	512,500	1,568,737	59,916	2,679,278

(1)    Represents amounts earned related to the Company’s annual incentive bonus program for the applicable fiscal year, and with respect to the amounts disclosed for Mr. Sondhi and Mr. Springer for fiscal year 2022 only, also includes an additional cash bonus representing 25% of their base salary multiplied by 125%, which bonus was earned as a result of their work on a significant business combination and acquisition during 2022.
(2)    Dollar amounts represent the grant date fair value of the restricted stock and PSUs granted during the year computed in accordance with ASC 718, using the assumptions to value such awards reported in the notes to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.
The grant date fair value of the restricted stock awards granted in 2024 to the named executive officers was as follows: Mr. Margolis, $2,200,003; Mr. Stubbs, $625,050; Mr. Dickens, $581,325; Mr. Sondhi, $590,070 and Mr. Springer, $625,050.
With respect to the PSUs granted during 2024, the performance objectives applicable to those awards relate to two performance components, each weighted 50%, that are measured at the end of a three-year performance period ending December 31, 2026. With respect to both measurements, the NEOs have the ability to be paid out at a range of 0% to 200% of the target units depending on the Company’s performance with respect to both metrics. In addition, the award recipient will receive a cash payment equivalent to the dividends that would have been paid on such stock during the performance period on the vesting date of the PSUs.
The grant date fair value of the portion of these performance-based units that are tied to our total stockholder return (which is a market-based condition) was calculated, in accordance with ASC 718, using a Monte Carlo simulation which considered the likelihood of achieving the vesting conditions. Our model estimates the fair value of the awards based on our data and that of the MSCI US REIT Index for 2022 and the FTSE NAREIT Equity Index for 2023 and 2024. Based on the performance objectives and these capital markets assumptions, these PSUs were valued at $180.27 per share, which value was applied to the target units eligible to be earned with respect to this objective for the 2024 grants. The grant date fair value under ASC 718 of the portion of these PSUs granted as reflected in this column, was as follows: Mr. Margolis, $4,149,635; Mr. Stubbs, $1,178,786; Mr. Dickens, $1,096,402; Mr. Sondhi, $1,112,807; and Mr. Springer, $1,178,966.
The grant date fair value of the portion of these performance-based stock units that are tied to Core FFO per share objectives was calculated, in accordance with ASC 718, based on the closing stock price on the grant date and the probable outcome of the Core FFO per share performance objectives as of the grant date (which was determined to be at “target” levels). As a result, the grant date fair value of these performance-based units was $143.36 per share, which value was applied to the “target” number of units eligible to be earned with respect to this objective for the 2024 grants. The grant date fair value under ASC 718 of the portion of the PSUs granted in 2024 that are tied to Core FFO performance, as reflected in this column, was as follows: Mr. Margolis, $3,300,004; Mr. Stubbs, $937,574; Mr. Dickens, $871,916; Mr. Sondhi, $885,105 and Mr. Springer, $937,574. The grant date fair value under ASC 718 of these PSUs assuming the highest level of performance achievement, is as follows for each of 2024, 2023 and 2022: Mr. Margolis, $6,600,008, $5,662,309, and $5,662,581; Mr. Stubbs, $1,875,148, $1,499,780, and $1,500,078; Mr. Dickens, $1,743,832, $1,575,064, and $922,498; Mr. Sondhi, $1,770,210, $1,582,265, and $1,096,898 and Mr. Springer, $1,875,148, $1,650,020, and $922,498.
(3)    All other compensation for the year ending December 31, 2024 includes dividends on restricted stock paid in 2024 and dividend equivalent payouts paid in cash on 2022 PSUs that vested based on performance for the performance period ended December 31, 2024, which cash dividend equivalent payouts occurred in February 2025, as follows: Mr. Margolis, $204,600 and $356,012, respectively; Mr. Stubbs, $56,363 and $94,326, respectively; Mr. Dickens, $54,267 and $58,018, respectively; Mr. Sondhi, $52,209 and $68,976 , respectively; and Mr. Springer, $56,755 and $58,018 respectively. All other compensation for each named executive officer for the year ending December 31, 2024 also includes 401(k) defined contribution plan employer contributions of $13,800.

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EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (4)	Grant date fair value of stock awards (5)
Name	Grant date (1)	Threshold	Target (2)	Maximum (2)	Threshold (#)	Target (#) (3)	Maximum (#) (3)
Joseph D. Margolis
Annual Incentive		$393,750	$1,575,000	$1,968,750				—	$—
Stock awards	3/1/2024							15,346	2,200,003
PSU awards	3/1/2024				—	46,038	92,076	—	7,449,639
Scott Stubbs
Annual Incentive		$162,500	$650,000	$812,500				—	$—
Stock awards	3/1/2024							4,360	625,050
PSU awards	3/1/2024				—	13,079	26,158	—	2,116,360
Zach Dickens
Annual Incentive		$121,250	$485,000	$606,250				—	$—
Stock awards	3/1/2024							4,055	581,325
PSU awards	3/1/2024				—	12,164	24,328	—	1,968,318
Samrat Sondhi
Annual Incentive		$127,500	$510,000	$637,500				—	$—
Stock awards	3/1/2024							4,116	590,070
PSU awards	3/1/2024				—	12,347	24,694	—	1,997,911
Noah Springer
Annual Incentive		$120,000	$480,000	$600,000				—	$—
Stock awards	3/1/2024							4,360	625,050
PSU awards	3/1/2024				—	13,080	26,160	—	2,116,540
(1)    Approval date of the awards was February 21, 2024.
(2)    Amounts relate to the annual incentive bonus as described in the “Annual Incentive Bonus” section above.
(3)    Represents PSUs granted during 2024 under the 2015 Incentive Award Plan related to the 2024 total compensation package for the named executive officers found in the "Summary Executive Compensation Table" above. For a description of the vesting terms applicable to such awards, please see "Executive Compensation - Compensation Discussion and Analysis -- Long-Term Incentives Granted in 2024" above. The awards are eligible for accelerated vesting under certain circumstances as described below under “Executive Compensation Tables -- Severance and Change in Control Arrangements with Named Executive Officers.”
(4)    Grants of restricted stock awards under the 2015 Incentive Award Plan related to the 2024 total compensation package for the named executive officers. The shares have dividend and voting rights and vest ratably over four years following the grant date. The awards are eligible for accelerated vesting under certain circumstances as described below under “Executive Compensation Tables -- Severance and Change in Control Arrangements with Named Executive Officers.”
(5)    Dollar amounts represent the grant date fair value of the stock awards granted during the year computed in accordance with ASC 718, using the assumptions to value such awards reported in the notes to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.
See footnote (2) to the “Summary Executive Compensation Table” above for more details regarding the grant date fair values of the 2024 equity awards.

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EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option awards				Stock awards
Name	Number of shares underlying unexercised options exercisable	Number of shares underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares that have not vested (1)	Market value of shares that have not vested (2)	Equity incentive plan awards; Number of unearned shares, units or other rights that have not vested (3)	Equity incentive plan awards; Market or payout value of unearned shares, units or other rights that have not vested (2)
Joseph D. Margolis	—	—	$—	--	31,574	$4,723,470	80,637	$12,063,295

Scott Stubbs	—	—	—	--	8,698	1,301,221	22,244	3,327,702

Zach Dickens	—	—	—	--	8,187	1,224,775	21,788	3,259,485

Samrat Sondhi	—	—	—	--	8,057	1,205,327	22,016	3,293,594

Noah Springer	—	—	—	--	8,571	1,282,222	23,162	3,465,035

(1)    Represents restricted stock awards granted to the named executive officers. The awards are eligible for accelerated vesting under certain circumstances as described below under “Executive Compensation Tables -- Severance and Change in Control Arrangements with Named Executive Officers.”
Mr. Margolis' 31,574 shares vest as follows: 2,720 shares vested on February 16, 2025; 4,859 shares vest ratably over the remaining two years on February 14, 2025 and 2026; 8,649 shares vest ratably over the remaining three years on March 1, 2025, 2026 and 2027; and 15,346 shares vest ratably over the remaining four years on the anniversary of the date of grant of March 1, 2024.
Mr. Stubbs' 8,698 shares vest as follows: 760 shares vested on February 16, 2025; 1,287 shares vest ratably over the remaining two years on February 14, 2025 and 2026; 2,291 shares vest ratably over the remaining three years on March 1, 2025, 2026 and 2027; and 4,360 shares vest ratably over four years on the anniversary date of grant of March 1, 2024.
Mr. Dickens' 8,187 shares vest as follows: 185 shares vested February 16, 2025; 791 shares vest ratably over the remaining two years on February 14, 2025 and 2026; 750 shares vest ratably over the remaining two years on July 1, 2025, and 2026; 2,406 shares vest ratably over the remaining three years on March 1, 2025, 2026 and 2027; and 4,055 shares vest ratably over four years on the anniversary date of grant of March 1, 2024.
Mr. Sondhi's 8,057 shares vest as follows: 583 shares vested on February 16, 2025; 941 shares vest ratably over the remaining two years on February 14, 2025 and 2026; 2,417 shares vest ratably over the remaining three years on March 1, 2025, 2026 and 2027; and 4,116 shares vest ratably over four years on the anniversary date of grant of March 1, 2024.
Mr. Springer's 8,571 shares vest as follows: 150 shares vested on February 16, 2025; 791 shares vest ratably over the remaining two years on February 14, 2025 and 2026, 750 shares vest ratably over the remaining two years on July 1, 2025, and 2026; 2,520 shares vest ratably over the remaining three years on March 1, 2025, 2026 and 2027; and 4,360 shares vest ratably over four years on the anniversary date of grant of March 1, 2024.
(2)    Market value at year-end is based on the closing trading price of our stock on December 31, 2024, which was $149.60 (the last trading day in 2024).
(3)    Represents the PSUs granted to the NEOs on March 1, 2024 and March 1, 2023 that vest after a three-year performance period ending December 31, 2026 and December 31, 2025, respectively, as follows: Mr. Margolis, 46,038 units granted in 2024 and 34,599 units granted in 2023; Mr. Stubbs, 13,079 units granted in 2024 and 9,165 units granted in 2023; Mr. Dickens, 12,164 units granted in 2024 and 9,624 units granted in 2023; Mr. Sondhi, 12,347 units granted in 2024 and 9,669 units granted in 2023; and Mr. Springer, 13,080 units granted in 2024 and 10,082 units granted in 2023. The maximum payout of the PSUs would be double the units awarded at grant date. The PSUs are included in the table above at target levels. The NEOs have the ability to be paid out at a range of 0% to 200% of the target units depending on the Company’s performance with respect to the performance metrics applicable to these awards. In addition, the award recipient will receive a cash payment equivalent to the dividends that would have been paid on such stock during the performance period on the vesting date of the PSUs.
For a description of the vesting terms applicable to such awards, please see “Executive Compensation — Compensation Discussion and Analysis -- Long-Term Incentives Granted in 2024” above. The awards are eligible for accelerated vesting under certain circumstances as described below under “Executive Compensation Tables -- Severance and Change in Control Arrangements with Named Executive Officers.”

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EXECUTIVE COMPENSATION
OPTIONS EXERCISED, STOCK VESTED AND 2022 PSUs VESTED

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting (1)	Value realized on vesting
Joseph D. Margolis	—	$—	29,650	$4,770,711
Scott Stubbs	—	—	7,936	1,275,378
Zach Dickens	—	—	4,974	801,912
Samrat Sondhi	—	—	6,106	975,943
Noah Springer	—	—	4,942	797,436
(1)    Includes the 2022 PSUs granted on February 14, 2022 that were settled in March 2025 based on performance during the three-year performance period that ended December 31, 2024 and corresponding dividend equivalent payouts paid in cash on such 2022 PSUs, which cash dividend equivalent payouts occurred in February 2025, as follows: Mr. Margolis, 18,777 shares and $356,012, respectively; Mr. Stubbs, 4,975 shares and $94,326, respectively; Mr. Dickens, 3,060 shares and $58,018, respectively; Mr. Sondhi, 3,638 shares and $68,976, respectively; and Mr. Springer, 3,060 shares and $58,018, respectively.
SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS
The named executive officers do not have employment agreements with the Company; however, they would receive severance payments upon termination of employment by reason of resignation for good reason or termination without cause within 12 months following a change in control of the Company as defined in the Company’s Executive Change in Control Plan as follows:
•    two years of annual base salary plus two times the greater of the prior year’s bonus or average of the three previous annual bonuses, payable in a lump sum;
•    annual salary and other benefits earned and accrued prior to the termination of employment;
•    lump sum payment equal to the cost of continuing health benefits for two years;
•    outplacement services for six months; and
•    full vesting of restricted stock awards and any non-qualified pension or deferred compensation benefits
In addition, the PSUs will vest on an accelerated basis under certain circumstances. Specifically, in the event of a change in control of the Company prior to the end of the three-year performance period, such number of PSUs will vest on the date of the change in control as is equal to the greater of (1) the target number of units or (2) such number of units as would vest based on actual performance relative to the performance goals for the portion of the performance period ending on the date of the change in control, provided, that in determining performance relative to the Core FFO performance objective for the performance period, the Company’s Core FFO for the shortened performance period will be measured against prorated Core FFO objectives. In the event of a named executive officer’s termination due to death or disability prior to the end of the three-year performance period, a prorated portion of the target number of units will vest on the date of termination based on the portion of the three-year performance period that has elapsed prior to the date of termination.
The equity award agreements for our NEOs provide for continued vesting of PSUs and immediate vesting of unvested RSAs in the event of retirement after (i) having attained the age of 55 plus (ii) the sum of (A) the NEO's age and (B) the number of years of employment or service with the Company as measured from the NEO's hire date or commencement of service as a Director, equals or exceeds 70 years; provided that the Compensation Committee requires additional agreements and notices prior to being eligible for such continued vesting. None of our NEOs currently qualify for this retirement provision.

2025 Proxy Statement	35

EXECUTIVE COMPENSATION
The table below presents the amounts that would have been received by or paid on behalf of our named executive officers for the following events as of December 31, 2024:

Name and Type of Payment or Benefit	Change in Control	Involuntary Termination Following a Change in Control	Death or Disability (4)	Retirement
Joseph D. Margolis
Cash Payment	$—	$5,031,375	$—	$—
Value of Acceleration of Time-Based Equity Awards (1)	—	4,723,470	4,723,470	4,723,470
Value of Acceleration of Time-Based Equity Incentive Plan Awards (2)	12,063,295	12,063,295	5,746,435	—
Benefits (3)	—	30,268	—	—
Scott Stubbs
Cash Payment	—	2,338,833	—	—
Value of Acceleration of Time-Based Equity Awards (1)	—	1,301,221	1,301,221	1,301,221
Value of Acceleration of Time-Based Equity Incentive Plan Awards (2)	3,327,702	3,327,702	1,566,262	—
Benefits (3)	—	45,133	—	—
Zach Dickens
Cash Payment	—	1,932,726	—	—
Value of Acceleration of Time-Based Equity Awards (1)	—	1,224,775	1,224,775	1,224,775
Value of Acceleration of Time-Based Equity Incentive Plan Awards (2)	3,259,485	3,259,485	1,566,412	—
Benefits (3)	—	45,133	—	—
Samrat Sondhi
Cash Payment	—	2,118,250	—	—
Value of Acceleration of Time-Based Equity Awards (1)	—	1,205,327	1,205,327	1,205,327
Value of Acceleration of Time-Based Equity Incentive Plan Awards (2)	3,293,594	3,293,594	1,580,025	—
Benefits (3)	—	45,133	—	—
Noah Springer
Cash Payment	—	1,976,083	—	—
Value of Acceleration of Time-Based Equity Awards (1)	—	1,282,222	1,282,222	1,282,222
Value of Acceleration of Time-Based Equity Incentive Plan Awards (2)	3,465,035	3,465,035	1,657,767	—
Benefits (3)	—	40,896	—	—
(1)    Represents the value of the acceleration of the unvested restricted stock awards using the closing stock price of $149.60 on December 31, 2024.
(2)    Represents the value of the acceleration of the unvested PSUs assuming payout at target using the closing stock price of $149.60 on December 31, 2024 which number was prorated for purposes of the column related to a termination by reason of death or disability to give effect to the portion of the three year performance period that had elapsed prior to the assumed date of termination (one-third in the case of the PSUs granted in 2024 and two-thirds in the case of the PSUs granted in 2023. These values do not include the 2022 PSUs due to the fact that the measurement date for those awards occurred on December 31, 2024 and only continued employment through December 31, 2024 is required in order for an NEO to be eligible to vest in such awards).
(3)    Represents the value of health benefits to be paid on behalf of the executive for the two years after termination, however, does not include the amount of any tax gross-up on such amounts as described in the plan. Excludes the value of outplacement benefits, which cannot be quantified at this time.
(4)    Shares of restricted stock fully vest upon death. Vesting due to disability is determined on a case by case basis by the Compensation Committee.

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EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
The following table presents certain equity compensation plan information as of December 31, 2024:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	$—	156,341	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	156,341
(1)    Represents shares issuable pursuant to future awards under our 2015 Incentive Award Plan.
CEO PAY RATIO
We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-managerial employees. The Compensation Committee reviewed a comparison of CEO pay (base salary and incentive pay) to the pay of all our employees in 2024. Our CEO to median employee pay ratio set forth below is a reasonable estimate calculated as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with Item 402(u) of Regulation S-K.
We identified the median employee by examining the 2024 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2024, the last day of our payroll year. In determining our median employee, we included all employees, whether employed on a full-time, part-time, or seasonal basis.
We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees who were not employed by us for all of 2024. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Approximately 7% of our employees receive annual equity awards.
For 2024:
•the median of the annual total compensation of all employees of our Company (other than our CEO) was $49,160; and
•the annual total compensation of our CEO, as reported in the Summary Executive Compensation Table included elsewhere in this proxy statement, was $12,687,241
Based on this information, for 2024, our CEO to median employee pay ratio was 258 to 1.

2025 Proxy Statement	37

EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
As discussed in the CD&A above, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our executives' compensation to the achievement of the Company's financial, operational and strategic objectives. The following table sets forth information concerning the compensation and compensation actually paid to our CEO and other NEOs, calculated in accordance with SEC regulations, for fiscal years 2024, 2023, 2022, 2021 and 2020, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (1)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs (1)	Total Stockholder Return	Peer Group Total Stockholder Return (2)	Net Income (in thousands)	Core FFO per Share (3)
2024	$12,687,241	$8,075,443	$3,819,705	$2,713,241	$177.32	$122.10	$900,232	$8.12
2023	$12,280,701	$13,297,624	$3,621,950	$3,779,198	$174.45	$113.35	$850,453	$8.10
2022	$11,628,744	$821,731	$2,946,484	$927,072	$153.35	$99.67	$921,156	$8.44
2021	$7,315,982	$30,315,331	$1,823,862	$5,938,587	$228.23	$131.78	$877,758	$6.91
2020	$6,782,212	$11,474,793	$1,694,401	$3,746,746	$113.57	$92.00	$517,582	$5.28
(1)    Amounts represent compensation actually paid to our CEO and the average compensation actually paid to our NEOs, as determined under SEC rules, which includes the individuals indicated in the table below for each fiscal year:

Year	CEO	Non-CEO NEOs
2024	Joseph D. Margolis	Scott Stubbs, Zach Dickens, Samrat Sondhi and Noah Springer
2023	Joseph D. Margolis	Scott Stubbs, Zach Dickens, Samrat Sondhi and Noah Springer
2022	Joseph D. Margolis	Scott Stubbs, Gwyn G. McNeal, Samrat Sondhi and Noah Springer
2021	Joseph D. Margolis	Scott Stubbs, Matthew T. Herrington, Gwyn G. McNeal and Samrat Sondhi
2020	Joseph D. Margolis	Scott Stubbs, Matthew T. Herrington, Gwyn G. McNeal, James Overturf and Samrat Sondhi
(2)    For the relevant fiscal year, represents the cumulative TSR of the FTSE Nareit Equity REITs Index ("FNRE"), which is the peer group used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company's Annual Report for the year ended December 31, 2024.
(3)    Core FFO per Share represents FFO per share as adjusted. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with GAAP excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. Core FFO is FFO excluding revenues and expenses not core to our operations. For a reconciliation of net income attributable to common stockholders on a GAAP basis to Core FFO and Core FFO per share, see Appendix A.
The amounts reported in the “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to Non-CEO NEOs” columns do not reflect the actual compensation paid to or realized by our CEO or our non-CEO NEOs during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards, and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See the Summary Compensation Table for certain other compensation of our CEO and our non-CEO NEOs for each applicable fiscal year and the Options Exercised, Stock Vested and 2022 PSUs Vested table for the value realized by each of them upon the vesting of stock awards during 2024.

38	Extra Space Storage

EXECUTIVE COMPENSATION
To calculate the amounts in the compensation actually paid to our CEO and the average for the other NEOs in the table above, the following amounts were deducted from and added to (as applicable) the "total" compensation as reported in the Summary Compensation Table:

	2024		2023		2022		2021		2020
Adjustments	CEO	Average for Non-CEO NEOs	CEO	Average for Non-CEO NEOs	CEO	Average for Non-CEO NEOs	CEO	Average for Non-CEO NEOs	CEO	Average for Non-CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	$(9,649,642)	$(2,655,156)	$(9,058,955)	$(2,522,752)	$(8,024,201)	$(1,691,600)	$(4,278,669)	$(805,726)	$(4,216,825)	$(763,020)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	9,739,646	2,679,931	8,801,236	2,450,949	5,935,053	1,258,891	11,965,824	2,253,324	4,934,003	2,109,021
Increase/(Deduction) for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(4,508,614)	(1,092,394)	1,090,112	191,883	(8,330,837)	(1,512,653)	15,273,519	2,663,506	3,879,905	684,932
Increase/(Deduction) for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(193,188)	(38,845)	184,530	37,168	(387,028)	(74,050)	38,676	3,620	95,498	21,412
Total Adjustments	$(4,611,798)	$(1,106,464)	$1,016,923	$157,248	$(10,807,013)	$(2,019,412)	$22,999,350	$4,114,724	$4,692,581	$2,052,345
Adjustments include the following assumptions used to calculate the fair value of the awards at each valuation date in accordance with ASC 718:
For awards of restricted stock, adjustments reflected are based on the fair value of the awards as of the applicable valuation date calculated by multiplying the change in stock price at each fiscal year end presented by the number of shares of restricted stock outstanding on such valuation date.
For the PSUs that are tied to Core FFO per Share, adjustments reflected are based on the fair value of the awards as of the applicable valuation date calculated by multiplying the stock price at each fiscal year end by the number of PSUs outstanding and by the estimated probability of achieving the performance target that was used to calculate our ASC 718 expense for each fiscal year.

2025 Proxy Statement	39

EXECUTIVE COMPENSATION
For the PSUs that are tied to relative total stockholder return and calculated in accordance with ASC718 using a Monte Carlo simulation, the adjustments reflected used the following valuation assumptions in order to calculate the fair value as of each fiscal year end (which is also the vesting date for those PSUs that vest based on the three-year period ending at such fiscal year end). Under the terms of the PSUs, dividends for the entire measurement period are paid in cash when the shares are released (and disclosed in the “All Other Compensation” column of the Summary Compensation Table for the year in which such dividends are paid), so the dividend yield was assumed to be 0%.

	Valuation Assumptions
As of December 31,	PSU-TSR Award Granted	Risk-free rate	Volatility	Expected term (in years)
2024	March 2024	4.2%	28.8%	2
2024	March 2023	4.1%	25.7%	1
2023	March 2023	4.2%	32.8%	2
2024	February 2022	N/A	N/A	0
2023	February 2022	4.7%	31.7%	1
2022	February 2022	4.4%	28.4%	2
For additional information about the assumptions used to value our equity awards, please see the notes to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, and our Annual Report on Form 10-K for prior years.
PAY-FOR-PERFORMANCE ALIGNMENT
The following table identifies the three most important financial performance measures used by our Compensation Committee to link the compensation for our CEO and other NEOs in 2024, to Company performance. The majority of executive compensation was weighted toward long-term performance and time-based awards, and the metrics used to determine our performance based awards is Core FFO per Share and relative total stockholder return ranking. For the non-equity incentive plan awards, the primary performance measure used is same-store property net operating income.

Financial Performance Measures
Core FFO per Share
Relative Total Stockholder Return Ranking to FTSE NAREIT Equity Index
Same-Store Property Net Operating Income

The graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining CEOs, with our cumulative TSR, our peer group TSR, our net income, and our Core FFO per Share, which is our Company Selected Measure, in each case, for the fiscal years ended December 31, 2020, 2021, 2022, 2023,and 2024.

40	Extra Space Storage

EXECUTIVE COMPENSATION

Compensation Actually Paid vs.
Total Stockholder Return (EXR and FNRE)
Compensation Actually Paid (in millions of US dollars)
Total Stockholder Return Indexed ($100)
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$255.0
$235.0
$215.0
$195.0
$175.0
$155.0
$135.0
$115.0
$95.0
$75.0
$11.5
$3.7
$113.6
$92.0
$30.3
$5.9
$228.2
$131.8
$0.8
$0.9
$153.4
$99.7
$13.3
$3.8
$174.5
$113.4
$8.1
$2.7
$177.3
$122.1
2020
2021
2022
2023
2024
CEO CAP
Avg. NEO CAP
EXR TSR
FNRE TSR

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
(in millions of US dollars)
Net Income
(in millions of US dollars)
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$950.0
$900.0
$850.0
$800.0
$750.0
$700.0
$650.0
$600.0
$550.0
$500.0
2020
2021
2022
2023
2024
$11.5
$3.7
$517.6
$30.3
$5.9
$877.8
$0.8
$0.9
$921.2
$13.3
$3.8
$850.5
$8.1
$2.7
$900.2
CEO CAP
Avg. NEO CAP
EXR Net Income

2025 Proxy Statement	41

EXECUTIVE COMPENSATION

Compensation Actually Paid vs. Core FFO per Share
Compensation Actually Paid (in millions of US dollars)
Core FFO per Share (in US dollars)
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$9.00
$8.50
$8.00
$7.50
$7.00
$6.50
$6.00
$5.50
$5.00
2020
2021
2022
2023
2024
$11.5
$3.7
$5.28
$30.3
$5.9
$6.91
$0.8
$0.9
$8.44
$13.3
$3.8
$8.10
$8.1
$2.7
$8.12
CEO CAP
Avg. NEO CAP
EXR Core FFO

42	Extra Space Storage

SECURITY OWNERSHIP OF
DIRECTORS AND OFFICERS

The address for each named person is c/o Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121. We are not aware of any pledge of our common stock that could result in a change in control of our Company.
The following table presents the beneficial ownership of our common stock, as of the close of business on March 24, 2025 of:
•    each of our directors and nominees for director;
•    each named executive officer noted above; and
•    our directors and executive officers as a group.

Name	Restricted Stock (1)	Number of Shares Beneficially Owned (2)	Percent of Class (3)
Directors
Kenneth M. Woolley (4)	1,402	404,306	*
Joseph D. Margolis (5)	36,910	233,095	*
Mark Barberio	1,402	22,565	*
Joseph J. Bonner	1,402	4,557	*
Gary Crittenden	1,402	5,732	*
Susan Harnett	1,402	4,234	*
Spencer F. Kirk (6)	1,402	942,822	*
Diane Olmstead	1,402	5,877	*
Joseph Saffire	1,402	43,745	*
Julia Vander Ploeg	1,402	4,815	*

Non-Director Named Executive Officers
Scott Stubbs	13,502	172,525	*
Zachary Dickens	12,738	26,831	*
Samrat Sondhi	12,247	101,950	*
Noah Springer	13,502	20,158	*

All directors and executive officers as a group (16 persons)		2,047,721	*
*    Less than 1.0%
(1)    Consists of shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant for executives and a one-year period beginning on the date of grant for members of the board of directors.
(2)    Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 24, 2025. This includes any unvested restricted stock awards as reported under column header "Restricted Stock" in the table above.
(3)    For each person included in the table, percent of class is calculated by dividing the number of shares of our common stock beneficially owned by that person by the sum of (a) 212,225,353 shares of our common stock outstanding as of March 24, 2025 plus (b) the number of options to acquire common stock beneficially owned by such person that can be exercised within 60 days of March 24, 2025.
(4)    Amounts also include 400,000 shares that were pledged as collateral on two loans. As of March 24, 2025, approximately $42 million was outstanding on the loans.
(5)    Includes (i) 34,760 shares of common stock which are held by J Margolis & K Margolis TTEE, which is beneficially owned by Mr. Margolis and his spouse (ii) 97,260 shares of common stock which are held by Cove Hollow Lane I, LLC, which is beneficially owned by The Margolis Family Delaware Trust I, and (iii) 16,690 shares of common stock which are held by Cove Hollow Lane II, LLC, which is beneficially owned by The Margolis Family Delaware Trust II. Mr. Margolis controls the investment decisions of The Margolis Family Delaware Trust I, and Mr. Margolis’ spouse controls the investment decisions of The Margolis Family Delaware Trust II. As a result of the relationships described in the prior sentence, Mr. Margolis may be deemed to have or share beneficial ownership of shares held by such entities.
(6)    Includes 637,591 shares of common stock which are held by Krispen Family Holdings, L.C., an entity in which Mr. Kirk has shared voting and investment power. Mr. Kirk has no pecuniary interest in 50.5% of such shares and disclaims beneficial ownership. Includes 161,215 shares of common stock which are held by The Kirk 101 Trust. Mr. Kirk has no pecuniary interest in any of these shares and disclaims beneficial ownership. Includes 17,500 shares of common stock held by the Spenco Irrevocable Trust. Mr. Kirk may be deemed to have or share beneficial ownership of shares held by such entity.

2025 Proxy Statement	43

MATTERS THAT MAY BE BROUGHT
BEFORE THE ANNUAL MEETING

Item 1. Election of Directors
NOMINEES
In accordance with the provisions of our charter and bylaws, each member of the board of directors is elected at the annual meeting. Each member of the board of directors elected will serve for a term expiring at the annual meeting of stockholders in 2026, and until his or her successor has been duly elected and qualifies, or until his or her resignation or removal. Kenneth M. Woolley, Joseph D. Margolis, Mark G. Barberio, Joseph J. Bonner, Gary L. Crittenden, Susan Harnett, Spencer F. Kirk, Diane Olmstead, Joseph V. Saffire and Julia Vander Ploeg are the nominees for election to the board of directors.
We have not received notice of any additional candidates to be nominated for election as directors at the 2025 Annual Meeting of Stockholders, and the deadline for notice of additional candidates has passed. Consequently, the election of directors will be an uncontested election, and the provisions of our bylaws providing for majority voting in uncontested elections will apply. Under majority voting, to be elected as a director, a nominee must receive votes “FOR” his or her election constituting a majority of the total votes cast for and against such nominee at the annual meeting at which a quorum is present. If a nominee who currently is serving as a director does not receive sufficient “FOR” votes to be re-elected, he or she must submit his or her resignation to the board of directors. Our Nominating, Governance and Corporate Responsibility Committee will consider such tendered resignation and recommend to the board whether to accept it. The board of directors will decide whether to accept any such resignation within 90 days after certification of the election results and will publicly disclose its decision. If the resignation is not accepted, the director will continue to serve until the director’s successor is duly elected and qualifies or until the director’s earlier resignation or removal.
Each of the nominees has consented to serve if elected. If, before the annual meeting, any of them becomes unable to serve, or chooses not to serve, the board of directors may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute.
Biographical information about each of the nominees is found at the beginning of this proxy statement. See “Information about the Board of Directors and its Committees—Nominees for Directors.”

Recommendation of the Board of Directors

Our board of directors recommends that you vote FOR the election of Kenneth M. Woolley, Joseph D. Margolis, Mark G. Barberio, Joseph J. Bonner, Gary L. Crittenden, Susan Harnett, Spencer F. Kirk, Diane Olmstead, Joseph V. Saffire and Julia Vander Ploeg as directors for the term expiring at the 2026 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualify.

Item 2. Ratification of the Engagement of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2025
Our Audit Committee has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2025. Ernst & Young LLP has acted as the Company’s independent registered public accounting firm since April 2005, and our management considers the firm to be well qualified.
We have been advised by Ernst & Young LLP that it is a registered public accounting firm with the PCAOB and complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC.
Our charter and bylaws do not require that stockholders ratify the appointment of the independent registered public accounting firm. We are submitting the appointment for ratification because the board of directors believes it is a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company.
A representative of Ernst & Young LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

44	Extra Space Storage

MATTERS THAT MAY BE BROUGHT BEFORE THE ANNUAL MEETING
AUDIT AND NON-AUDIT FEE TABLE
The following table presents the aggregate fees for professional audit services rendered for the integrated audits of our annual financial statements for the years ended December 31, 2024 and 2023, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years and for the testing of our internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002, and fees billed for other services rendered during those periods.

	2024	2023
Audit Fees (1)	$2,336,173	$3,280,563
Audit-Related Fees (2)	—	—
Tax Fees (3)	995,639	1,899,873
All Other Fees	—	—
Total Fees	$3,331,812	$5,180,436
(1)    Audit fees consist of services rendered for the audit of our annual financial statements and other financial disclosures, audit of our internal control over financial reporting, review of the condensed consolidated financial statements included in our Form 10-Q filings, consents issued related to registration statements and issuance of comfort letters.
(2)    Audit-related fees represent professional fees for accounting consultation and other attest engagements.
(3)    Tax fees represent professional services rendered for tax compliance, tax advice and tax planning.
AUDIT COMMITTEE PRE-APPROVAL OF SERVICES BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In accordance with its charter and applicable rules and regulations adopted by the SEC, our Audit Committee reviews and pre-approves any engagement of the independent registered public accounting firm to provide audit, review or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent registered public accounting firm. In addition, the Audit Committee periodically considers and, if appropriate, approves the provision of any additional audit and non-audit services by our independent registered public accounting firm that are neither pre-approved by the Audit Committee on an annual basis nor prohibited by applicable rules and regulations of the SEC. The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent registered public accounting firm. The chair of the Audit Committee reports any decision to pre-approve such services to the Audit Committee at its next regular meeting. All of the fees described in the table above were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Item 3.    Advisory Vote to Approve the Compensation of the Named Executive Officers
We request stockholder approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related material disclosed in this proxy statement).
As described in the Compensation Discussion and Analysis of this proxy statement, our executive compensation program is designed to reinforce a results-oriented culture with executive pay that reflects Company and individual performance against business objectives and high ethical standards, with an emphasis on variable performance-based compensation. Our compensation program is designed to attract, retain and motivate key executives and align their interests with that of our stockholders. As such, we believe that our executive compensation program and the corresponding executive compensation detailed in the compensation tables and related narrative of this proxy statement are strongly aligned with the long-term interests of our stockholders.
As an advisory vote, this proposal is not binding upon the Company. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will carefully consider the outcome of the vote when making future compensation decisions for named executive officers.

2025 Proxy Statement	45

MATTERS THAT MAY BE BROUGHT BEFORE THE ANNUAL MEETING
The board of directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in Extra Space Storage Inc.'s Proxy Statement for the 2025 Annual Meeting of Stockholders.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

Item 4.    Approval of the Amended and Restated 2015 Extra Space Storage Inc. 2015 Incentive Award Plan
We are asking our stockholders to approve the amendment and restatement of our existing Extra Space Storage Inc. 2015 Incentive Award Plan (the “Existing Plan”). In this proxy statement, we refer to the proposed amended and restated Extra Space Storage Inc. 2015 Incentive Award Plan as the “Restated Plan.” Our board of directors approved the Restated Plan on March 17, 2025, subject to stockholder approval. The Restated Plan will become effective on the date of the annual meeting (the “Restatement Effective Date”), subject to approval by our stockholders. If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the Existing Plan will continue in full force and effect, and we may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.
Employees and consultants of the Company and its subsidiaries and members of our board of directors will be eligible to receive awards under the Restated Plan, including incentive stock options (“ISOs”), non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, stock payments, other incentive awards, dividend equivalents, and performance bonus awards.
A description of the material terms of the Restated Plan is summarized below. The key differences between the terms of the Existing Plan and the Restated Plan are as follows:
•Shares Available for Issuance. We are asking our stockholders to approve an increase of 6,500,000 shares in the number of shares available for issuance under the Restated Plan over the existing share reserve under the Existing Plan. As of March 4, 2025, there were 74,471 shares available for future grants under the Existing Plan (with performance awards counted assuming “maximum” performance). Assuming stockholder approval, and subject to adjustment in connection with certain changes in capitalization, corporate reorganizations and other events and the Restated Plan’s share counting provisions, as of the Restatement Effective Date, there will be 6,574,471 shares available for future awards, less any grants made under the Existing Plan after March 4, 2025 and prior to the Restatement Effective Date.
•The proposed increase in the shares available for issuance under the Restated Plan (over the existing share reserve under the Existing Plan) has been reviewed and approved by our board. In the process, the board determined that the existing number of shares available for issuance under the Existing Plan was insufficient to meet our ongoing needs to provide long-term grants on an ongoing and regular basis to motivate, reward and retain key employees who create stockholder value. The increase in the shares has been necessitated by the hiring of new employees, and by granting additional stock awards to current employees as long-term incentives. The increase will enable us to continue our policy of equity ownership by employees and directors as an incentive to contribute to our continued success.
•Incentive Stock Option Limit. Under the Restated Plan, no more than 10,000,000 shares may be issued upon the exercise of incentive stock options (“ISOs”), subject to adjustment in connection with certain changes in capitalization, corporate reorganizations and other events, as described below. In addition, the Restated Plan extends the time period during which ISOs may be granted to March 17, 2035.
•Change to Individual Award Limitation for Non-Employee Directors. The Restated Plan provides that the maximum aggregate value (determined as of the grant date) of awards that may be granted to any non-employee director during any calendar year is $750,000.
•Removal of 162(m) Provisions. Section 162(m) of the Internal Revenue Code (the “Code”), prior to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), allowed performance-based compensation that met certain requirements to be tax deductible regardless of amount. This qualified performance-based compensation exception was repealed as part of the TCJA. We have removed certain provisions from the Restated Plan which were otherwise required for awards to qualify as performance-based compensation under the Section 162(m) exception prior to its repeal.
•Removal of Non-Employee Director Grants. Under the Restated Plan, the annual grants to our non-employee directors serving on our board will no longer be specified in the plan document. Instead, non-employee directors will be granted annual grants

46	Extra Space Storage

MATTERS THAT MAY BE BROUGHT BEFORE THE ANNUAL MEETING
of restricted stock under the Restated Plan as approved from time to time by our board of directors. For more information, see “Director Compensation” above.
•Other Updates. The Restated Plan contains other minor, technical, and administrative updates.
Key Features of the Restated Plan
We depend on the performance and commitment of our employees to succeed. The use of equity-based long-term incentives assists us in attracting, retaining, motivating and rewarding talented employees. Providing equity grants creates long-term participation in our Company and aligns the interests of our employees with the interests of our stockholders. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes.
The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:
•No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the Restated Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the Restated Plan (subject to adjustment in connection with certain changes in capitalization, corporate reorganizations and other events).
•No Automatic Vesting for Awards. The Restated Plan does not provide for single-trigger accelerated vesting provisions for changes in control unless awards are not assumed or substituted by the surviving entity.
•No Repricing of Awards. Other than pursuant to the provisions of the Restated Plan described above under the heading “Certain Transactions,” the plan administrator may not without the approval of the Company’s stockholders, reduce the price per share of any stock option or SAR, or cancel any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares.
•Limitations on Dividend Payments on Performance Awards. Dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.
•Limitations on Grants. Subject to adjustment in connection with certain changes in capitalization, corporate reorganizations and other events, the maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Restated Plan during any calendar year is 1,000,000 shares, the maximum amount that may be paid under a cash award pursuant to the Restated Plan to any one participant during any calendar year period is $5,000,000, and the maximum aggregate value, determined as of the grant date under applicable accounting standards, of awards that may be granted to any non-employee director pursuant to the Restated Plan during any calendar year is $750,000.
•No In-the-Money Option or Stock Appreciation Right Grants. The Restated Plan prohibits the grant of options or stock appreciation rights (“SARs”) with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.
•Reasonable Share Counting Provisions. Generally, when awards granted under the Restated Plan are forfeited, expire or are settled in cash, the shares reserved for those awards will again be available for future awards in an amount corresponding to the reduction in the share reserve previously made with respect to such awards. However, the following shares will not be added to the share reserve under the Restated Plan: (1) shares tendered or withheld to satisfy the exercise price of an option or SAR; (2) shares tendered or withheld to satisfy the tax withholding obligations associated with any award; (3) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise; and (4) shares purchased on the open market with the cash proceeds from the exercise of options.
•Independent Administration. The Compensation Committee of our board of directors, which consists of two or more non-employee directors, generally will administer the Restated Plan if it is approved by stockholders. The full board of directors will administer the Restated Plan with respect to awards granted to non-employee directors.
•REIT Protective Provisions. The Restated Plan contains provisions that prohibit awards that would jeopardize our status as a REIT.

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Outstanding Awards Under Existing Plan — Ability to Grant Future Equity Awards is Limited
The table below presents information about the number of shares that were subject to various outstanding equity awards under the Existing Plan, and the shares remaining available for issuance under the Existing Plan, as of March 4, 2025.

Existing Plan (1)	Number of Shares (#)	As a % of Shares Outstanding (1)	Dollar Value ($) (2)
Shares Subject to Outstanding Restricted Stock Awards	273,197	0.1%	$41,913,884
Shares Subject to Outstanding Performance-Based Stock Units (3)	629,812	0.3%	96,625,757
Shares Remaining Available for Issuance Under the Existing Plan (4)	74,471	—%	11,425,341
Proposed Increase to the Existing Shares Available Under the Existing Plan Pursuant to the Restated Plan (4)	6,500,000	3.1%	997,230,000
(1)    Based on 212,213,853 shares of our common stock outstanding as of March 4, 2025. No stock options or stock appreciation rights were outstanding as of March 4, 2025.
(2)    Based on the closing price per share of our common stock on March 4, 2025 of $153.42.
(3)    Performance awards are included at “maximum” levels.
(4)    The Existing Plan is our only employee equity incentive plan. Shares remaining available for issuance under the Existing Plan calculated assuming performance awards are counted against the share reserve at “maximum” levels.
Background for the Determination of the Share Reserve Under the Restated Plan
In its determination to approve the Restated Plan, including increasing the share reserve by 6,500,000 shares (as described below under “Size of Share Pool; Limitation on Awards and Shares Available”), the board of directors reviewed an analysis prepared by Meridian, its independent compensation consultant, which included an analysis of certain burn rate, dilution and overhang metrics and the costs of the Restated Plan, including the estimated stockholder value transfer cost. Specifically, the board of directors considered the following:
•In determining the increase to the share reserve under the Restated Plan over the share reserve under the Existing Plan, the board of directors considered our historic burn rate. In 2024, 2023 and 2022, we granted equity awards representing a total of approximately 251,242 shares (net of forfeitures), 174,974 shares (net of forfeitures) and 156,150 shares (net of forfeitures), respectively, under the Existing Plan (with performance awards counted assuming “target” performance for this purpose). This level of equity awards represents a three-year average burn rate of approximately 0.11% of fully diluted common shares outstanding. Equity burn rate for purposes of this paragraph is calculated by dividing the number of shares subject to equity awards granted during the fiscal year (with performance awards counted at "target") by the number of shares outstanding at the end of the period.
•In fiscal years 2024, 2023 and 2022, the number of stock options and time-vesting restricted stock units granted and the number of performance-based stock units earned, was as follows:

	2024	2023	2022
Stock Options/SARs granted	—	—	—
Time-based RSUs/RSAs granted	142,324	98,263	105,679
Fully-vested shares granted	—	—	—
Performance-based PSUs earned	81,664	90,484	98,672
Total shares utilized	223,988	188,747	204,351
Fully diluted common shares outstanding	211,577,680	169,220,882	141,681,388
Annual burn rate	0.11%	0.11%	0.14%
Three-year average burn rate	0.12%
•We expect the share authorization under the Restated Plan to provide us with enough shares for awards for approximately ten years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next three to four years, as well as forfeitures of outstanding awards under the Existing Plan. However, the actual duration of the share authorization under the Restated Plan will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures.
•Our equity plan dilution rate (or overhang) as of March 4, 2025 was 0.5%. If stockholders approve the Restated Plan, the issuance of 6,500,000 shares under the Restated Plan would increase our dilution rate by approximately 3.1%. Overhang is

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calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding plus shares remaining available for issuance for future awards by (2) the number of shares outstanding as of the measurement date.
•Meridian’s analysis, which is based on generally accepted evaluation methodologies used by proxy advisory firms, concluded that the number of shares under the Restated Plan is well within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.
In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the board of directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. The board of directors will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.
Stockholder Approval Requirement
Stockholder approval of the Restated Plan is necessary in order for us to (1) meet the stockholder approval requirements of the NYSE, and (2) grant stock options that qualify as ISOs as defined under Section 422 of the Code. Specifically, approval of the Restated Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs.
Summary of the Restated Plan
The following summary of the material features of the Restated Plan is subject to the full text of the Restated Plan that is contained in Appendix B to this Proxy Statement.
General
The Restated Plan is intended to promote the interests of the Company and its stockholders by providing employees, consultants and eligible non-employee directors with incentives and rewards to encourage them to continue in the service of the Company or its affiliates. The Restated Plan is designed to serve this goal by providing such individuals with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. Our board of directors believes our capacity to grant equity-based compensation has been a significant factor in our ability to achieve our growth objectives and enhance stockholder value. The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, a copy of which is attached to this proxy statement as Appendix B. You are encouraged to read the Restated Plan in its entirety.
The closing market price of the Company’s common stock as of March 4, 2025 was $153.42 per share.
Administration
The Restated Plan will be administered by the compensation committee. Unless otherwise determined by our board of directors, the compensation committee will consist solely of two or more non-employee directors of the Company appointed by our board of directors, each of whom is a “non-employee director” within the meaning of the rules under Section 16 of the Exchange Act and an “independent director” under the rules of the NYSE (or other principal securities market on which shares of our common stock are traded). The compensation committee may delegate to a committee of one or more members of our board of directors or one or more of our officers the authority to grant or amend awards to participants other than (1) our senior executives who are subject to Section 16 of the Exchange Act, or (2) officers of the Company or directors to whom the authority to grant or amend awards has been delegated, subject to restrictions imposed by the compensation committee from time to time and by applicable law. The full board of directors will administer the Restated Plan with respect to awards to non-employee directors. The board of directors, compensation committee or delegate thereof, as applicable, are referred to herein as the “plan administrator”.
Unless otherwise limited by the board of directors, the compensation committee will have the authority to administer the Restated Plan with respect to grants of equity awards, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities..
Eligibility
Persons eligible to participate in the Restated Plan are all non-employee members of our board of directors (currently nine directors), and, as of March 4, 2025, approximately 8,013 employees of the Company, Extra Space Storage LP, a Maryland limited partnership (our “operating partnership” or the “operating partnership”), Extra Space Management, Inc., and their respective subsidiaries. However, historically we have only granted equity awards to management-level employees. The Company has not historically granted equity awards to its consultants, of which it had approximately 145 as of March 4, 2025.
Size of Share Pool; Limitation on Awards and Shares Available
The Restated Equity Plan authorizes an increase of 6,500,000 shares in the number of shares available for issuance under the Restated Plan over the existing share reserve under the Existing Plan. If our stockholders approve the Restated Plan, subject to adjustment in connection with certain changes in capitalization, corporate reorganizations and other events, the total number of shares reserved for issuance thereunder will equal the sum of (i) the number of shares that were available for issuance under

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the Extra Space Storage Inc. 2004 Long-Term Incentive Compensation Plan (the “Prior Plan”) on May 26, 2015 (the “Original
Effective Date”), plus (ii) any shares that were subject to awards issued under the Prior Plan that became available for issuance under the 2015 Plan pursuant to its terms between the Original Effective Date and the Restatement Effective Date,
plus (iii) 6,500,000 shares. As of March 4, 2025, there were 74,471 total shares of common stock remaining available for issuance under the Existing Plan, and 903,009 shares of our common stock were subject to outstanding awards under the Existing Plan (with performance awards counted assuming “maximum” performance). Therefore, for the avoidance of doubt, the shares authorized for issuance under the Restated Plan as described above include shares subject to awards granted under the Existing Plan and settled in prior years and are not a reflection of availability for new, future awards following the effective date of the Restated Plan.
Subject to adjustment in connection with certain changes in capitalization, corporate reorganizations and other events, the maximum number of shares of common stock that may be issued in connection with awards of incentive stock options under the Restated Plan is 10,000,000 shares.
If any shares subject to an award under the Restated Plan or Prior Plan are forfeited, expire or are settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Restated Plan. However, the following shares may not be used again for grant under the Restated Plan: (1) shares tendered or withheld to satisfy the exercise price of an option or SAR; (2) shares tendered or withheld to satisfy the tax withholding obligations associated with any award; (3) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise; and (4) shares purchased on the open market with the cash proceeds from the exercise of options. Shares forfeited by a participant or repurchased by us at the price originally paid by the participant will also again be available for awards under the Restated Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the Restated Plan.
Awards granted under the Restated Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity awards in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the Restated Plan.
Subject to adjustment in connection with certain changes in capitalization, corporate reorganizations and other events, the maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Restated Plan during any calendar year is 1,000,000 shares, the maximum amount that may be paid under a cash award pursuant to the Restated Plan to any one participant during any calendar year period is $5,000,000, and the maximum aggregate value, determined as of the grant date under applicable accounting standards, of awards that may be granted to any non-employee director pursuant to the Restated Plan during any calendar year is $750,000.
Awards
The Restated Plan provides for the grant of stock options, including ISOs, and nonqualified stock options (“NSOs”), restricted stock units (“RSUs”), restricted stock, SARs, performance shares, stock payments, other incentive awards, dividend equivalents, and performance bonus awards. All awards under the Restated Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards will generally be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award.
Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.
Restricted Stock Units. RSUs are contractual promises to deliver shares of our common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share in cash) for each vested and non-forfeited RSU.
Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified vesting conditions are met. Vesting conditions applicable to restricted stock may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock will have voting rights and,

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except with respect to performance vesting awards, will have the right to receive dividends, if any, prior to the time when the restrictions lapse.
Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction), and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. SARs under the Restated Plan will be settled in cash or shares of common stock, or in a combination of both, as determined by the administrator.
Stock Payments. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.
Other Incentive Awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Other incentive awards may be linked to any one or more of the performance criteria listed below or other specific performance criteria determined by the plan administrator.
Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between a specified date and the date such award terminates or expires, as determined by the plan administrator. In addition, dividend equivalents with respect to shares covered by a performance award will only be paid to the participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the performance award vests with respect to such shares.
Performance Shares and Bonus Awards. Performance shares are contractual rights to receive shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to performance shares may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. Performance bonus awards are cash incentive bonuses subject to performance goals.
For purposes of the Restated Plan, the following performance criteria may be used in setting performance goals applicable to performance awards: (1) net earnings or adjusted net earnings (in each case, either before or after one or more of the following: (a) interest, (b) taxes, (c) depreciation, (d) amortization and (e) non-cash equity-based compensation); (2) gross or net sales or revenue or sales or revenue growth; (3) net income (either before or after taxes); (4) adjusted net income; (5) operating earnings or profit (either before or after taxes); (6) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (7) return on assets; (8) return on net assets; (9) return on capital or return on invested capital; (10) return on stockholders’ equity; (11) stockholder return; (12) return on sales; (13) gross or net profit or operating margin; (14) costs, reductions in costs and cost control measures; (15) funds from operations; (16) adjusted funds from operations; (17) core funds from operations; (18) cash available for distribution; (19) productivity; (20) expenses; (21) margins; (22) working capital; (23) earnings or loss per share; (24) adjusted earnings or loss per share; (25) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (26) implementation or completion of critical projects; (27) market share; (28) debt levels or reduction; (29) comparisons with other stock market indices; (30) financing and other capital raising transactions; (31) acquisition activity; (32) economic value-added; (33) customer satisfaction; (34) earnings as a multiple of interest expense; and (35) total capital invested in assets, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease, or on a relative basis, or as compared to results of a peer group or to market performance indicators or indices. The Restated Plan also permits the plan administrator to provide for other performance criteria and/or objectively determinable adjustments to the applicable performance criteria in setting performance goals for performance awards.
Certain Transactions
The plan administrator has broad discretion to take action under the Restated Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Restated Plan and outstanding awards. In the event of a change in control of our company (as defined in the Restated Plan), to the extent that the surviving entity declines to assume or substitute outstanding awards or it is otherwise determined that awards will not be assumed or substituted, the awards will become fully vested and exercisable in connection with the transaction.
Claw-Back Provisions, Transferability, and Participant Payments
All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement, including, without limitation, the Company’s Policy for Recovery of Erroneously Awarded Compensation. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Restated Plan are generally non-transferable prior to vesting, and are exercisable

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only by the participant, unless otherwise provided by the plan administrator. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Restated Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, shares issuable pursuant to an award, a “market sell order” or such other consideration as it deems suitable.
Repricing Without Stockholder Approval Prohibited
Other than pursuant to the provisions of the Restated Plan described above under the heading “Certain Transactions,” the plan administrator may not, without the approval of the Company’s stockholders, reduce the price per share of any stock option or SAR, or cancel any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares.
Plan Amendment and Termination
Our board of directors may amend or terminate the Restated Plan at any time, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the securities exchange on which the Company’s shares of common stock are then traded. In addition, no amendment, suspension or termination of the Plan may, without the consent of the affected participant, impair any rights or obligations under any previously-granted award, unless the award itself otherwise expressly so provides. No ISO may be granted pursuant to the Restated Plan after the tenth anniversary of the date the Restated Plan was initially approved by our board of directors.
Additional REIT Restrictions
The Restated Plan provides that no participant will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, shares under an award if such acquisition would be prohibited by the restrictions on ownership and transfer of our stock contained in our charter or would impair our status as a REIT.
Securities Laws
The Restated Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The Restated Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.
Material U.S. Federal Income Tax Consequences
The following is a brief description of the principal United States federal income tax consequences related to awards under the Restated Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options. For federal income tax purposes, if participants are granted non-qualified stock options under the Restated Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.
Incentive Stock Options. There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to us, unless participants dispose of the shares of common stock within (1) two years after the date of grant of the option or (2) within one year of the date the shares of common stock were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.
Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

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Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any shares of Common Stock or other property received on the exercise.
Restricted Stock. The recipient of restricted shares of Common Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time, the recipient will be subject to tax at ordinary income rates on the fair market value of the shares (reduced by any amount paid by the participant for such shares). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon whether the shares have been held for more than one year. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
Restricted Stock Units; Performance Awards; Dividend Equivalents and Other Share-Based Awards. Generally, no income will be recognized upon the award of restricted stock units, performance awards, dividend equivalents or other share-based awards. The recipient of any such award generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of Common Stock or other property on the date that such amounts are transferred to the participant under the award (reduced by any amount paid by the participant for such award). Upon the subsequent disposition of any shares received in settlement of an award, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
Section 162(m) of the Code
Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Restated Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.
Section 409A of the Code
Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Restated Plan and awards granted under the Restated Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Restated Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Tax Consequences to the Company
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services should be entitled to a corresponding deduction provided that, among other things, the amount (1) meets the test of reasonableness, (2) is an ordinary and necessary business expense, (3) is not an “excess parachute payment” within the meaning of Section 280G of the Code, and (4) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
New Plan Benefits
Other than with respect to the annual equity awards to our non-employee directors as described above under “Director Compensation,” all future awards under the Restated Plan are subject to the discretion of the plan administrator, and the Company is unable to determine the amount of benefits that may be received by participants under the Restated Plan, if approved. No shares of Common Stock or awards have been issued with respect to the share increase for which stockholder approval is sought under this proposal.
Plan Benefits
The table below shows, as to the NEOs and the various indicated groups, the number of shares of Common Stock subject to awards granted under the Existing Plan from May 2015 through March 4, 2025:

2025 Proxy Statement	53

MATTERS THAT MAY BE BROUGHT BEFORE THE ANNUAL MEETING

Name and Principal Position	Number of shares subject to fully vested stock awards	Number of shares subject to options	Number of shares subject to RSUs/RSAs	Number of shares subject to PSUs (1)
Joseph D. Margolis Chief Executive Officer	—	56,000	193,476	340,926
P. Scott Stubbs Chief Financial Officer	—	5,345	44,917	95,052
Zachary Dickens Chief Investment Officer	—	—	26,162	40,740
Samrat Sondhi Chief Digital Officer	—	2,625	32,782	75,492
Noah Springer Chief Strategy and Partnership Officer	—	—	25,186	41,668
Executive officers as a group	—	69,485	389,237	714,702
Non-employee directors as a group	—	16,315	107,063	4,029
Nominees for election as directors (2)	—	16,315	75,027	4,029
Each associate of any such directors, executive officers or nominees	—	—	—	—
Each other person who received or is to receive five percent of all options, warrants or rights	—	—	—	—
Employees other than executive officers as a group	—	—	601,537	2,264
(1)    Performance shares for which the performance period has been completed are reflected at actual payout, those where the performance period has not been completed are reflected assuming "target" performance.
(2)    Excluding Joseph D. Margolis, whose information is included in the Executive officers as a group above.

Recommendation of the Board of Directors Our board of directors recommends that you vote “FOR” the approval of the Amended and Restated 2015 Extra Space Storage Inc. Incentive Award Plan.

54	Extra Space Storage

OTHER MATTERS

Review and Approval of Related Party Transactions
We recognize that related party transactions present a heightened risk of conflicts of interest (or the perception thereof) and therefore have adopted a written policy pursuant to which all related party transactions will be subject to review and approval or ratification in accordance with the procedures set forth in the policy. A related party transaction is defined in our policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) requiring disclosure under Item 404(a) of Regulation S-K promulgated by the SEC, or any successor provision as then in effect.
The policy provides that related party transactions are reviewed by our Audit Committee or another independent body of the board of directors, such as the independent and disinterested members of the board of directors. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and NYSE rules.
In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the board of directors may consider:
•    the nature of the related person’s interest in the transaction;
•    the material terms of the transaction, including, without limitation, the amount and type of transaction;
•    the importance of the transaction to the related person;
•    the importance of the transaction to the Company;
•    whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and
•    any other matters deemed appropriate.
Voting Shares at Annual Meeting
Holders of record of our common stock as of the close of business on the record date, March 24, 2025, are entitled to receive notice of, and to vote at, the annual meeting. The outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting, and each share of common stock entitles the holder thereof to one vote. At the close of business on March 24, 2025, there were 212,225,353 shares of common stock outstanding. Stockholders can vote in person at the annual meeting or by proxy.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet proxy authorization also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.
Shares will be voted as the stockholder of record instructs. The persons named as proxies on the proxy card will vote as recommended by our board of directors on any matter for which a stockholder has not given instructions. The board of directors’ recommendations appear under each matter to be voted on under the section titled “Matters That May be Brought Before the Annual Meeting”.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 21, 2025
Electronic copies of our proxy statement and annual report for fiscal year 2024 are available at our website, www.extraspace.com, under Company Info - Investor Relations.
Revoking a Proxy
Stockholders of record may revoke their proxy and change their votes any time before their votes are cast by:
•    giving written notice of revocation to our Corporate Secretary at our address prior to the annual meeting;
•    authorizing a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted);
•    signing and forwarding to us a later-dated proxy; or
•    attending the annual meeting and voting their shares of common stock virtually.

2025 Proxy Statement	55

OTHER MATTERS
Quorum and Vote Counting
The annual meeting requires a quorum, which means that a majority of the shares issued and outstanding as of the record date must be represented at the meeting. If a stockholder grants a proxy or attends the meeting in person, that stockholder’s shares will be counted to determine whether a quorum is present, even if the stockholder abstains from voting on some or all matters introduced at the meeting. “Broker non-votes” (as described below) also count for quorum purposes.
If shares are held through a broker, bank or other nominee, generally the nominee may vote the shares it holds for the stockholder in accordance with the stockholder’s instructions. However, if the nominee has not received instructions within ten days prior to the meeting, the nominee may vote in its discretion only on matters that the NYSE determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, or chooses not to vote on a particular matter even if permitted to do so, there is a “broker non-vote” on that matter.
Each of the ten nominees for director must receive a majority of the votes cast for and against such nominee to be elected as director. All other matters must be approved by a majority of the votes cast on such matter. Abstentions and broker non-votes are counted as present and entitled to vote, but they are not counted as votes cast for or against any proposal and therefore have no effect on the outcome of any of the matters to be voted upon at the annual meeting.
Broadridge Financial Solutions, Inc., will assist in the distribution of proxy materials and tabulation of votes.
Costs of Soliciting Proxies
We will pay the costs of soliciting proxies. In addition to solicitation by Internet and mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE.
Other Matters to Come Before the 2025 Annual Meeting
Our board of directors and management know of no other matters or business to be presented for consideration at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the annual meeting from time to time.
Stockholder Proposals for 2026 Annual Meeting
Under SEC rules, proposals from our eligible stockholders must be received by us no later than December 2, 2025, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2025 Annual Meeting, in order to be considered for inclusion in the proxy statement for the 2026 Annual Meeting of Stockholders. Any such proposals, as well as any questions relating thereto, should be directed to the Corporate Secretary of the Company at our principal executive offices. Proposals we receive after December 2, 2025, will not be included in the proxy statement for the 2026 annual meeting.
In addition, under our current bylaws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual meeting, including director nominees pursuant to our proxy access bylaws or special meeting, or to introduce an item of business at an annual meeting. A stockholder must notify the Corporate Secretary of the Company in writing of the director nominee or the other business. For purposes of our 2026 Annual Meeting of Stockholders, the notice must include the information required in our bylaws and be delivered to the Corporate Secretary at the principal executive offices of the Company not earlier than the 150th day (November 2, 2025) and not later than 5:00 p.m., Mountain Time, on the 120th day (December 2, 2025) prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Proposals and director nominations we receive which do not comply with the procedures set forth in our bylaws will not be acted upon at the 2026 annual meeting. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement.
If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered as described above not earlier than the 150th day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 p.m., Mountain Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting does not commence a new time period for notice as described above.

In addition to satisfying the foregoing requirements under the company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2026 (60 days prior to the first anniversary of this year’s annual meeting).

56	Extra Space Storage

OTHER MATTERS
Householding of Proxy Materials
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement or Notice of Internet Availability, as applicable to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to “householding” will receive only one copy of our annual report, proxy statement or Notice of Internet Availability, as applicable. If you would like to opt out of this practice for future mailings and receive a separate annual report, proxy statement or Notice of Internet Availability, as applicable for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate annual report, proxy statement or Notice of Internet Availability, as applicable, without charge by sending a written request to Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121, Attention: Investor Relations, or by telephone at (801) 365-1759. We will promptly without charge send additional copies of the annual report, proxy statement or Notice of Internet Availability, as applicable, upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the annual report, proxy statement or Notice of Internet Availability, as applicable, can request delivery of a single copy of the annual report, proxy statement or Notice of Internet Availability, as applicable, by contacting their broker, bank or other intermediary or sending a written request to Extra Space Storage Inc. at the address above.
Principal Stockholders
The following table shows the number of shares of our common stock beneficially owned by each person known to us as having beneficial ownership of more than five percent of our common stock based on filings with the SEC that were provided to the Company. The number of shares is as of the most recent date the information was available, as shown in the table footnotes.

Name	Number of Shares Owned	Percent of Class (1)
The Vanguard Group, Inc. (2)	33,516,009	15.8%
BlackRock, Inc. (3)	21,260,908	10.0%
State Street Corporation (4)	13,931,254	6.6%
(1)    Based on a total of 212,225,353 shares of our common stock outstanding as of March 24, 2025.
(2)    Based on information disclosed in The Vanguard Group Inc.’s Schedule 13G/A, filed with the SEC on February 13, 2024. The address for The Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(3)    Based on information disclosed in BlackRock, Inc.'s Schedule 13G/A filed with the SEC on January 24, 2024. Includes shares beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)     Based on information disclosed in State Street Corporation's Schedule 13G/A filed with the SEC on January 30, 2024. Includes shares beneficially owned by the following subsidiaries of State Street Corporation: SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Limited, State Street Global Advisors, Ltd., State Street Global Advisors Singapore Limited, and State Street Saudi Arabia Financial Solutions Company. The address for State Street Corporation is One Lincoln Street Boston, MA 02111.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act"), requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received, the Company believes that for the fiscal year ended December 31, 2024, all Reporting Persons complied with all applicable Section 16(a) filing requirements.

2025 Proxy Statement	57

APPENDIX A – RECONCILIATION OF
NON-GAAP FINANCIAL MEASURES

Funds From Operations
FFO provides relevant and meaningful information about our operating performance that is necessary, along with net income and cash flows, for an understanding of our operating results. We believe FFO is a meaningful disclosure as a supplement to net earnings. Net earnings assume that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions, and we believe FFO more accurately reflects the value of our real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with GAAP excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We also present FFO as adjusted which excludes non-recurring revenues and expenses, acquisition related costs and non-cash interest.
The following table outlines our FFO, Core FFO, FFO per share and Core FFO per share for the years ended December 31, 2024, 2023, 2022, 2021, and 2020. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share (amounts shown in thousands, except share and per share data — unaudited):

	For the Year Ended December 31,
	2024		2023		2022		2021		2020
	(per share)		(per share)		(per share)		(per share)		(per share)
Net income attributable to common stockholders	$854,681	$4.03	$803,198	$4.74	$860,688	$6.41	$827,649	$6.19	$481,779	$3.71
Impact of the difference in weighted average number of shares – diluted (1)		(0.17)		(0.25)		(0.40)		(0.32)		(0.21)
Adjustments:
Real estate depreciation	618,189	2.78	418,149	2.34	263,923	1.85	229,133	1.63	214,345	1.55
Amortization of intangibles	113,886	0.51	59,295	0.33	13,623	0.10	4,420	0.03	1,900	0.01
Loss on real estate assets held for sale and sold and (gain) on real estate transactions	25,906	0.12	—	—	(14,249)	(0.10)	(140,760)	(1.00)	(18,075)	(0.13)
Unconsolidated joint venture real estate depreciation and amortization	32,678	0.15	24,400	0.14	16,644	0.12	11,954	0.08	9,021	0.07
Unconsolidated joint venture gain on sale of real estate assets, sale of a joint venture interest and purchase of partner's interest	(13,730)	(0.06)	—	—	—	—	(6,251)	(0.04)	—	—
Distributions paid on Series A Preferred Operating Partnership units	—	—	(159)	—	(2,288)	(0.02)	(2,288)	(0.02)	(2,288)	(0.02)
Income allocated to Operating Partnership and other noncontrolling interests	45,551	0.21	47,255	0.26	60,468	0.42	50,109	0.36	35,803	0.26
FFO attributable to common stockholders and unit holders	$1,677,161	$7.57	$1,352,138	$7.56	$1,198,809	$8.38	$973,966	$6.91	$722,485	$5.24

58	Extra Space Storage

APPENDIX A – RECONCILIATION OF
NON-GAAP FINANCIAL MEASURES

	For the Year Ended December 31,
	2024		2023		2022		2021		2020
	(per share)		(per share)		(per share)		(per share)		(per share)
Adjustments:
Life Storage Merger transition costs	—	—	66,732	0.37	—	—	—	—	—	—
Acceleration of share-based compensation expense due to executive officer retirement	—	—	—	—	—	—	—	—	1,823	0.01
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes and equity portion of exchangeable senior notes	43,720.397	0.20	18,786	0.10	—	—	—	—	3,675	0.03
Amortization of other intangibles related to the Life Storage merger, net of tax benefit	26,959	0.12	12,400	0.07	—	—	—	—	—	—
Impairment of Life Storage trade name and transaction related costs	51,763	0.23	—	—	1,548	0.01	—	—	—	—
Property losses and tenant reinsurance claims due to hurricanes, net	—	—	—	—	6,200	0.05	—	—	—	—
Core FFO attributable to common stockholders and unit holders	$1,799,603	$8.12	$1,450,056	$8.10	$1,206,557	$8.44	$973,966	$6.91	$727,983	$5.28

Weighted average number of shares – diluted (2)	221,623,954		178,969,993		143,009,565		140,988,683		137,858,441

(1)    Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (2).
(2)    Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common operating partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares—diluted as presented above. The computation of weighted average number of shares—diluted for FFO per share and Core FFO per share also includes the effect of share-based compensation plans and shares related to the exchangeable senior notes using the treasury stock method.
Same Store Net Operating Income
For an explanation of how we calculate Same-Store net operating income, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC.

2025 Proxy Statement	59

APPENDIX B – AMENDED AND RESTATED 2015 EXTRA SPACE STORAGE INC. INCENTIVE AWARD PLAN
EXTRA SPACE STORAGE INC. 2015 INCENTIVE AWARD PLAN
(Amended and Restated Effective May 21, 2025)

ARTICLE 1.

PURPOSE
The purpose of this amended and restated Extra Space Storage Inc. 2015 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Extra Space Storage Inc., a Maryland corporation (the “Company”), and its Affiliates (as defined below) by linking the individual interests of Employees, Consultants and members of the Board to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of members of the Board, Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan amends and restates the Extra Space Storage Inc. 2015 Incentive Award Plan (the “Original 2015 Plan”) in its entirety effective as of May 21, 2025, which is the date on which this amendment and restatement of the Plan was approved by the stockholders of the Company (the “Restatement Effective Date”). The Original 2015 Plan was effective on May 26, 2015 (the “Original Effective Date”).
ARTICLE 2.

DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
1.1“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11 hereof. With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 11.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
1.2“Affiliate” shall mean the Partnership or any Subsidiary.
1.3“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
1.4“Applicable Law” shall mean any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
1.5“Award” shall mean an Option, a Restricted Stock award, a Performance Bonus Award, a Dividend Equivalent award, a Stock Payment award, a Restricted Stock Unit award, a Performance Share award, an Other Incentive Award, or a Stock Appreciation Right, which may be awarded or granted under the Plan.
1.6“Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

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APPENDIX B – AMENDED AND RESTATED 2015 EXTRA SPACE STORAGE INC. INCENTIVE AWARD PLAN
1.7“Board” shall mean the Board of Directors of the Company.
1.8“Cause” shall mean (a) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than any such failure resulting from the Participant’s disability); (b) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (c) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (d) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company, the Partnership or a Subsidiary or while performing the Participant’s duties and responsibilities; or (e) the Participant’s commission of an act of fraud, embezzlement, misappropriation, willful or gross misconduct, or breach of fiduciary duty against the Company, the Partnership or a Subsidiary. Notwithstanding the foregoing, if the Participant is a party to a written employment or consulting agreement with the Company, the Partnership or a Subsidiary in which the term “cause” is defined, then “Cause” shall be as such term is defined in the applicable written employment or consulting agreement.
1.9“Change in Control” shall mean the occurrence of any of the following events:
(a)     A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than (i) the Company, the Partnership or any Subsidiary, (ii) an employee benefit plan maintained by any of the foregoing entities, (iii) a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company, (iv) Kenneth M. Woolley, his affiliates, associates and people acting in concert with any of the foregoing, or (v) Spencer F. Kirk, his affiliates, associates and people acting in concert with any of the foregoing) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)     Individuals who, as of the Restatement Effective Date, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.9(a) or Section 2.9(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors as of the Effective Time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)     The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:
    (i)     Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
    (ii)     After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.9(c)(ii) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

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APPENDIX B – AMENDED AND RESTATED 2015 EXTRA SPACE STORAGE INC. INCENTIVE AWARD PLAN
    (d)     A liquidation or dissolution of the Company.

1.10Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) above with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event” (within the meaning of Section 409A of the Code). Consistent with the terms of this Section 2.9, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
1.11“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
1.12“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 11 hereof.
1.13“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.
1.14“Company” shall mean Extra Space Storage Inc., a Maryland corporation.
1.15“Consultant” shall mean any consultant or advisor of the Company, the Partnership or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on Form S-8 Registration Statement.
1.16“Director” shall mean a member of the Board, as constituted from time to time.
1.17“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.
1.18“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
1.19“Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
1.20“Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company, the Partnership or any Subsidiary.
1.21“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based Awards.
1.22“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
1.23“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a)If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales

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price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
1.24“Good Reason” shall mean (a) a change in the Participant’s position with the Company, the Partnership or a Subsidiary employing Participant that materially reduces the Participant’s authority, duties or responsibilities or the level of management to which he or she reports, (b) a material diminution in the Participant’s level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based incentive programs) or (c) a relocation of the Participant’s place of employment by more than 50 miles, provided that such change, reduction or relocation is effected by the Company, the Partnership or a Subsidiary employing Participant without the Participant’s consent. Notwithstanding the foregoing, if Participant is a party to a written employment or consulting agreement with the Company, the Partnership or a Subsidiary employing Participant in which the term “good reason” is defined, then “Good Reason” shall be as such term is defined in the applicable written employment or consulting agreement.
1.25“Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).
1.26“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
1.27“Individual Award Limit” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.
1.28“Non-Employee Director” shall mean a Director of the Company who is not an Employee.
1.29“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
1.30“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
1.31“Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.
1.32“Original 2015 Plan” shall have the meaning set forth in Article 1.
1.33“Original Effective Date” shall have the meaning set forth in Article 1.

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1.34“Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.6 hereof.
1.35“Participant” shall mean a person who has been granted an Award pursuant to the Plan.
1.36“Partnership” shall mean Extra Space Storage LP, a Delaware limited partnership.
1.37“Performance Bonus Award” shall mean an Award that is granted under Section 9.1 hereof.
1.38“Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the performance goals applicable to an Award, determined as follows:
(a)The Performance Criteria that will be used to establish performance goals shall be determined by the Administrator. Such criteria may include, but is not limited to, one or more of the following: (i) net earnings or adjusted net earnings (in each case, either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (vii) return on assets; (viii) return on net assets; (ix) return on capital or return on invested capital; (x) return on stockholders’ equity; (xi) stockholder return; (xii) return on sales; (xiii) gross or net profit or operating margin; (xiv) costs, reductions in costs and cost control measures; (xv) funds from operations; (xvi) adjusted funds from operations; (xvii) core funds from operations; (xviii) cash available for distribution; (xix) productivity; (xx) expenses; (xxi) margins; (xxii) working capital; (xxiii) earnings or loss per share; (xxiv) adjusted earnings or loss per share; (xxv) price per Share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xxvi) implementation or completion of critical projects; (xxvii) market share; (xxviii) debt levels or reduction; (xxix) comparisons with other stock market indices; (xxx) financing and other capital raising transactions; (xxxi) acquisition activity; (xxxii) economic value-added; (xxxiii) customer satisfaction, (xxxiv) earnings as a multiple of interest expense; and (xxxv) total capital invested in assets, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease, or on a relative basis, or as compared to results of a peer group or to market performance indicators or indices.
(b)The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals established with respect to an Award. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii)  items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to changes in tax laws; (xv) items relating to asset impairment charges; (xvi) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xvii) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions.
1.39“Performance Share” shall mean a contractual right awarded under Section 9.5 hereof to receive a number of Shares or the Fair Market Value of such number of Shares in cash based on the attainment of specified performance goals or other criteria determined by the Administrator.
1.40“Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor

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Form thereto, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.
1.41“Plan” shall mean this amended and restated Extra Space Storage Inc. 2015 Incentive Award Plan, as it may be further amended from time to time.
1.42“Prior Plan” shall mean the Extra Space Storage Inc. 2004 Long Term Incentive Compensation Plan, as most recently amended and restated in 2008.
1.43“Prior Plan Award” shall mean an award outstanding under the Prior Plan as of the Original Effective Date.
1.44“Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
1.45 “REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
1.46“Restatement Effective Date” shall have the meaning set forth in Article 1.
1.47“Restricted Stock” shall mean an award of Shares made under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.
1.48“Restricted Stock Unit” shall mean a contractual right awarded under Section 9.4 hereof to receive in the future a Share or the Fair Market Value of a Share in cash.
1.49“Retirement” shall, unless otherwise determined by the Administrator, mean a Participant’s Termination of Service on or after the Participant’s attainment of age sixty-five (65) or on or after the Participant’s attainment of age fifty-five (55) with five (5) consecutive years of service with the Company, the Partnership or any Subsidiary.
1.50“Securities Act” shall mean the Securities Act of 1933, as amended.
1.51“Share Limit” shall have the meaning provided in Section 3.1(a) hereof.
1.52“Shares” shall mean shares of Common Stock.
1.53“Stock Appreciation Right” shall mean an Award entitling the Participant (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.
1.54“Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.
1.55“Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company, the Partnership and/or by one or more Subsidiaries, (b) the Partnership and any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company, the Partnership and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership or the power (whether voting interests or otherwise), pursuant to a

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written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the Partnership and/or by one or more Subsidiaries.
1.56“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
1.57“Termination of Service” shall mean, unless otherwise determined by the Administrator:
(a)As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director with the Company or any Affiliate.
(b)As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment and/or service as an Employee and/or Consultant with the Company or any Affiliate.
(c)As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Participant simultaneously commences or remains in service as a Consultant and/or Director with the Company or any Affiliate.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause and whether any particular leave of absence constitutes a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.

SHARES SUBJECT TO THE PLAN
1.1Number of Shares.
(a)Subject to Section 3.1(b) and Section 12.2 hereof, as of the Restatement Effective Date, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) the number of Shares which, as of the Original Effective Date, were available for issuance under the Prior Plan, plus (ii) any Shares subject to Prior Plan Awards that became available for issuance under this Plan pursuant to Section 3.1(b) below

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between the Original Effective Date and the Restatement Effective Date, plus (iii) 6,500,000 Shares (the “Share Limit”).1 In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 10,000,000 Shares. From and after the Original Effective Date, no additional awards were granted under the Prior Plan.
(b)If any Shares subject to an Award or Prior Plan Award are forfeited or expire or such Award or Prior Plan Award is settled for cash (in whole or in part), the Shares subject to such Award or Prior Plan Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 12.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or Stock Appreciation Right or any stock option or stock appreciation right granted under the Prior Plan; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or a Prior Plan Award; (iii) Shares subject to a Stock Appreciation Right or a stock appreciation right granted under the Prior Plan that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options or stock options granted under the Prior Plan. Any Shares forfeited by the Participant or repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
        (c)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except to the extent required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan to the extent that grants of Awards using such available shares are (i) permitted without stockholder approval under the rules of the principal securities exchange on which the Common Stock is then listed and (ii) made only to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

1.2Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock or Common Stock purchased on the open market.
1.3Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.2 hereof, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,000,000 Shares, (b) the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards initially payable in cash shall be $5,000,000, and (c) the maximum aggregate value (determined as of the date of grant under Applicable Accounting Standards), determined as of the date of grant, of Awards that may be granted to any Non-Employee Director during any calendar year shall be $750,000 (together, the “Individual Award Limits”).
1 As of the Restatement Effective Date, and subject to stockholder approval, there will be 6,574,471 shares available for the grant of new Awards (consisting of 74,471 shares that were available for the grant of new awards under the Original 2015 Plan as of March 4, 2024, plus 6,500,000 newly authorized Shares approved by the Company’s stockholders on the Restatement Effective Date), less grants made under the Original 2015 Plan after March 4, 2025, subject to adjustment pursuant to Section 3.1(b) and Section 12.2.

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ARTICLE 4.

GRANTING OF AWARDS
1.4Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan.
1.5Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
1.6Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by Applicable Law.
1.7At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of any Participant’s employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.
1.8Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
ARTICLE 5.
1.9[Intentionally Omitted.]
ARTICLE 6.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS
1.10Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
1.11Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are

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exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Section 424(e) and 424(f) of the Code, respectively) exceeds one hundred thousand dollars ($100,000), the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.
1.12Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
1.13Option and SAR Term. The term of each Option and the term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option or Stock Appreciation Rights, as applicable, is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options or Stock Appreciation Rights, which time period may not extend beyond the stated term of the Option or Stock Appreciation Right. Except as limited by the requirements of Section 409A or Section 422 of the Code, subject to the limitations set forth in the first sentence of this Section 6.4, the Administrator may extend the term of any outstanding Option or Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant or otherwise, and may amend any other term or condition of such Option or Stock Appreciation Right relating to such a Termination of Service or otherwise.
1.14Option and SAR Vesting.
(a)The terms and conditions pursuant to which an Option or Stock Appreciation Right vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after the grant of an Option or Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option or Stock Appreciation Right.
(b)Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable.
1.15Substitution of Stock Appreciation Rights. The Administrator may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares

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for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.
ARTICLE 7.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS
1.16Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
1.17Manner of Exercise. All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her, or its office, as applicable:
(a)A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;
(b)Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take such additional actions as it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)In the event that the Option or Stock Appreciation Right shall be exercised pursuant to Section 10.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d)Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2 hereof.
1.18Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years after the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Participant, or (b) one (1) year after the date of transfer of such Shares to such Participant.
ARTICLE 8.

RESTRICTED STOCK
1.19Award of Restricted Stock.
(a)The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

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(b)The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
1.20Rights as Stockholders. Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, an applicable Program or in the applicable Award Agreement, including the right to vote and the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 8.3 hereof. In addition, subject to the requirements of Section 12.8, with respect to Restricted Stock that is subject to performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
1.21Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of any Program or by the applicable Award Agreement.
1.22Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse and be forfeited, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not terminate, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.
1.23Certificates/Book Entries for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.
ARTICLE 9.

PERFORMANCE BONUS AWARDS; DIVIDEND EQUIVALENTS; STOCK PAYMENTS; RESTRICTED STOCK UNITS; PERFORMANCE SHARES; OTHER INCENTIVE AWARDS
1.24Performance Bonus Awards.
(a)The Administrator may grant Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of performance goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

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1.25Dividend Equivalents.
(a)Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that is subject to performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.
(b)Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
1.26Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.
1.27Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or may permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be consistent with the applicable provisions of Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.
1.28Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share awards which shall be denominated in a number or range of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.
1.29Other Incentive Awards.  The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator. Other Incentive Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.
1.30Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

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1.31Exercise upon Termination of Service. Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including without limitation, a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.
ARTICLE 10.
ADDITIONAL TERMS OF AWARDS
1.32Payment. The Administrator shall determine the method or methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including Shares issuable pursuant to the Award) held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the foregoing. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
1.33Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Participant to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income (or, to the extent provided by the Administrator, such higher withholding rate that is in no event greater than the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under Applicable Accounting Standards)). The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
1.34Transferability of Awards.
(a)Except as otherwise provided in Section 10.3(b) or (c) hereof:
(i)No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a

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DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and
(iii)During the lifetime of the Participant, only the Participant may exercise any exercisable portion of an Award granted to him under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.
(b)Notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. In addition, and further notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)Notwithstanding Section 10.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is delivered to the Administrator in writing prior to the Participant’s death.

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1.35Conditions to Issuance of Shares.
(a)The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such Applicable Law.
(b)All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c)The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Shares.
(f)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
1.36Forfeiture and Claw-Back Provisions.
(a)Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Participant incurs a Termination of Service for Cause; and
(b)All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Company’s Policy for Recovery of

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Erroneously Awarded Compensation adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
1.37Prohibition on Repricing. Subject to Section 12.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 12.2 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.
1.38Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall not be suspended during any unpaid leave of absence.
ARTICLE 11.
ADMINISTRATION
1.39Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors of the Company appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision (such person, an “Independent Director”); provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.l or otherwise provided in the Organizational Documents. Except as may otherwise be provided in the Organizational Documents, appointment of Committee members shall be effective upon acceptance of appointment, Committee members may resign at any time by delivering written or electronic notice to the Board, and vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors of the Company and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6 hereof.
1.40Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not materially adversely affected by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 10.5, Section 12.2, Section 12.8, Section 12.10 or Section 12.13 hereof. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
1.41Action by the Committee. Unless otherwise established by the Board or in the Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of

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the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
1.42Authority of Administrator. Subject to any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:
(a)Designate Eligible Individuals to receive Awards;
(b)Determine the type or types of Awards to be granted to each Eligible Individual;
(c)Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)Determine as between the Company, the Partnership and any Subsidiary which entity will make payments with respect to an Award, consistent with applicable securities laws and other Applicable Law;
(h)Decide all other matters that must be determined in connection with an Award;
(i)Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;
(j)Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and
(k)Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
1.43Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
1.44Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the

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Organizational Documents, and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
ARTICLE 12.

MISCELLANEOUS PROVISIONS
1.45Amendment, Suspension or Termination of the Plan.
(a)Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the Securities Exchange on which the Shares are then traded; provided that, except as provided in Section 12.13 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.
(b)Notwithstanding Section 12.1(a), the Administrator may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator: (i) increase the Share Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6 hereof.
1.46Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan.
(b)In the event of any transaction or event described in Section 12.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
(i)To provide for the termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction

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or event described in this Section 12.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);
(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price;
(iii)To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);
(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement;
(v)To replace such Award with other rights or property selected by the Administrator in its sole discretion; and/or
(vi)To provide that the Award cannot vest, be exercised or become payable after such event.
(c)In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b) hereof:
(i)The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or
(ii)The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits).
(iii)The adjustments provided under this Section 12.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
(d)Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company (or an Affiliate) and a Participant, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then, immediately prior to the Change in Control, such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 12.2(d) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

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APPENDIX B – AMENDED AND RESTATED 2015 EXTRA SPACE STORAGE INC. INCENTIVE AWARD PLAN
(e)The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(f)Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A of the Code.
(g)The existence of the Plan, any Program, any Award Agreement and/or any Award granted hereunder shall not affect or restrict in any way the right or power of the Company, the stockholders of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or such Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock, the securities of any Affiliate or the rights thereof or which are convertible into or exchangeable for Common Stock or securities of any Affiliate, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(h)In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.
1.47Effective Date of Restated Plan; Approval of Plan by Stockholders. This amended and restated Plan shall be effective on the Restatement Effective Date. This Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s approval of this amended and restated Plan. If this amended and restated Plan is not approved by the Company’s stockholders prior to the end of said twelve (12)-month period, it will not become effective and the Original 2015 Plan will continue in full force and effect in accordance with its terms and the existing share reserve thereunder. Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of the date on which this amended and restated Plan is adopted by the Board.
1.48No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.
1.49Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
1.50Section 83(b) Election. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion. If, with the consent of the Administrator, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Award as of the date of transfer of the Award rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

80	Extra Space Storage

APPENDIX B – AMENDED AND RESTATED 2015 EXTRA SPACE STORAGE INC. INCENTIVE AWARD PLAN
1.51Grant of Awards to Certain Employees or Consultants. The Company, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which Shares or other securities of the Company or the Partnership may be issued and by which such Shares or other securities and/or payment therefor may be exchanged or contributed among such entities, or may be returned upon any forfeiture of Shares or other securities by the Participant.
1.52REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled:
(a)    to the extent that the grant, vesting, exercise or settlement of such Award could cause the Participant or any other person to be in violation of the Capital Stock Ownership Limit or the Common Stock Ownership Limit (each as defined in the Company’s charter, as amended from time to time) or any other provision of Section 6.2.1 of the Company’s charter; provided, however, that an Excepted Holder would be permitted to own Shares in excess of such limits provided that such Shares are not in excess of the Excepted Holder Ownership Limit for such Excepted Holder (each as defined in the Company’s charter, as amended from time to time); or
(b)    if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such Award could impair the Company’s status as a REIT.
1.53Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
1.54Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.
1.55Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
1.56Governing Law. The Plan and any Programs or Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.
1.57Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the

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APPENDIX B – AMENDED AND RESTATED 2015 EXTRA SPACE STORAGE INC. INCENTIVE AWARD PLAN
contrary, in the event that, following the Restatement Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.13 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
1.58No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
1.59Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.
1.60Indemnification. To the extent allowable pursuant to Applicable Law and the Company’s charter and bylaws, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
1.61Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
1.62Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

82	Extra Space Storage

ANNUAL MEETING OF STOCKHOLDERS OF
EXTRA SPACE STORAGE INC.
May 21, 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.proxyvote.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
You may vote online until 9:59 p.m. Mountain Time on Tuesday, May 20, 2025.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the virtual Annual Meeting.
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.proxyvote.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for
the Stockholder Meeting to be Held on May 21, 2025:
The Company’s proxy statement and accompanying annual report for fiscal year 2024 are available at www.extraspace.com/proxyonline.

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.  i

∎ 00033333333333000000 9	052125

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 & 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	The election of the 10 members of the Board of Directors.	FOR	AGAINST	ABSTAIN

	Kenneth M. Woolley	☐	☐	☐

	Joseph D. Margolis	☐	☐	☐

	Mark G. Barberio	☐	☐	☐

	Joseph D. Bonner	☐	☐	☐

	Gary L. Crittenden	☐	☐	☐

	Susan Harnett	☐	☐	☐

	Spencer F. Kirk	☐	☐	☐

	Diane Olmstead	☐	☐	☐

	Joseph V. Saffire	☐	☐	☐

	Julia Vander Ploeg	☐	☐	☐

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐

4.	Approval of the amended and restated 2015 Extra Space Storage Inc. Incentive Award Plan.	☐	☐	☐

NOTE: To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournments or postponements thereof in the discretion of the proxy holder.

The shares represented by this proxy will be voted as instructed by the stockholder. If this proxy is executed but no instructions are specified, the shares will be voted in accordance with the recommendations of the board of directors. If any other matter is properly presented at the annual meeting, or any adjournments or postponements thereof, this proxy will confer discretionary authority on the individuals named as proxies to vote the shares in accordance with their discretion.

To change the address on your account, please check the box at the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executors, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

                        ∎
EXTRA SPACE STORAGE INC.
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, UT 84121
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 21, 2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction via the Internet at WWW.PROXYVOTE.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned stockholder of Extra Space Storage Inc., a Maryland corporation (the “Company”), hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders of the Company and the accompanying proxy statement, and hereby appoints Joseph D. Margolis and Gwyn G. McNeal as proxies, each with full power of substitution, to represent and vote all shares of common stock of Extra Space Storage Inc. held of record by the undersigned on March 24, 2025, at the annual meeting of stockholders of the Company to be held virtually at ______________, on May 21, 2025 at 2:00 p.m. Mountain Time, or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

∎ 1.1	14475 ∎